Exhibit 10.10
THE MOODY’S CORPORATION
RETIREMENT ACCOUNT
Amended and Restated as of January 1, 2021

INTRODUCTION

The Moody’s Corporation Retirement Account (“the Plan”) was effective as of the Effective Time, as such term is defined in the Employee Benefits Agreement entered into as of September 30, 2000, between The Dun & Bradstreet Corporation and The New D&B Corporation, following its adoption by the Board of Directors of Moody’s Corporation (the “Corporation”). The Plan is a spin-off from The Dun & Bradstreet Corporation Retirement Account (the “D&B Plan”) and covers employees who are in active service at the Effective Time. The Accrued Benefit of each such employee under the Plan as of the Effective Time shall equal the accrued benefit under the D&B Plan as of such date. In general, the Plan as in effect prior to the effective date of any amendment continued to apply to those who terminated employment prior to such date. The Plan is intended to be a defined benefit pension plan, and the provisions of the Plan will be submitted for a determination by the Internal Revenue Service that the Plan is “qualified” under Section 401(a) of the Internal Revenue Code.
The Plan was previously amended and restated effective as of January 1, 2018 and is hereby again amended and restated effective as of January 1, 2021. Except as otherwise specifically provided herein, a Member who is not an Employee at any time after December 31, 2020 shall be entitled to benefits, if any, under the Plan based upon the provisions of the Plan in effect on or prior to that date.
ARTICLE I
DEFINITIONS

SECTION 1.1.   “Accrued Benefit” shall mean the benefit for a Member as determined from time to time in accordance with the provisions of Article 4 (including Interest Credits described in Section 4.1(a)), but subject to the limitations set forth in Article 14 and Article 15 of this Plan and any other limitation imposed as a condition of the Plan’s qualification under ERISA or other applicable law.
SECTION 1.2.   “Actuarial Equivalent Value” shall mean a benefit of equivalent value computed on the basis of the appropriate mortality table and interest rate, as follows:
(a)    For the purpose of determining the Opening Balance described in Section 4.4, the applicable mortality table prescribed by the Internal Revenue Service under Section 417(e)(3) of the Code and 6.65% interest;
(b)    For the purposes of determining the Accrued Benefit and Early Retirement Benefit described in Section 4.1 and Section 4.2, respectively, all forms of benefit under Article VIII to the extent based on the Participant’s Account, and the Lump Sum Payment under Section 8.8: (i) the applicable mortality table prescribed by the Internal Revenue Service under Section 417(e)(3) of the Code (which currently is the GAR94 blended mortality table or such successor mortality table as is issued by the Internal Revenue Service), and (ii) an interest rate equal to (A) for periods prior to March 1, 2002, the annual yield on thirty (30) year Treasury Bonds for the first day of the month, (B) for periods between March 1, 2002 and December 31, 2007, the average of the annual yield on thirty (30) year Treasury Bonds published by the Internal Revenue Service, and (C) for periods beginning on or after January 1, 2008, the 30-year corporate bond "yield curve" enacted by the Pension Protection Act of 2006, implemented in 20% annual increments beginning in 2008, in each case using (A) a stability period of one month (the month in which the Benefit Commencement Date occurs), and (B) a lookback period of the three consecutive months immediately preceding the stability period; and
(c)    For the purpose of determining the optional forms of benefit payment described in Section 8.6 for Members with respect to the Frozen Accrued Benefit described in Section 4.8 and the Grandfather Benefit described in Section 4.9, mortality rates shown in Attachment A of the Plan and six and seventy-five one hundredths percent (6.75%) interest.
SECTION 1.3.   “Actuary” shall mean that individual who is an “enrolled actuary” (as defined in Section 7701(a)(35) of the Code) or that firm of actuaries which has on its staff such an actuary, appointed by the Management Benefits and Compensation Committee.
SECTION 1.4.   “Affiliated Employer” shall mean the Company and any other employer which is treated with the Company as a single employer pursuant to Section 414 of the Code or, solely for purposes of Article 15, Section 415(h) of the Code.
SECTION 1.5.   “Ameritech” means Ameritech Publishing, Inc. and/or Ameritech Publishing of Illinois, Inc.
SECTION 1.6.   “Average Final Compensation” means an Employee’s average annual Compensation during the five (5) consecutive twelve (12) month periods in the last ten (10) consecutive twelve (12) month periods of his or her Credited Service (or during the total number of consecutive twelve (12) month periods if fewer than five (5)), prior to the relevant date of calculation under this Plan, affording the highest such average annual Compensation. If actual monthly Compensation for any month during the one hundred twenty (120) month computational period is unavailable, Compensation for such month shall be determined by dividing the Member’s Compensation for the twelve (12) month period in which such month occurs by twelve (12). For the sole purpose of determining an Employee’s average annual Compensation, service with a Non-Participating Affiliated Company shall be deemed Credited Service. In the event any Employee is regularly employed for at least one thousand (1,000) hours but less than eighteen hundred (1,800) hours, his or her earnings shall be annualized under uniform rules adopted by the Management Benefits and Compensation Committee.
SECTION 1.7.   “Beneficiary” shall mean the person designated by a Member in accordance with the procedures set forth in Section 6.2 as entitled to receive benefits payable pursuant to the provisions of this Plan by virtue of such Member’s death. Only natural persons may be a Beneficiary; a partnership, corporation, trust, estate or other legal entity is not eligible to be a Beneficiary under this Plan.

SECTION 1.8.   “Benefit Commencement Date” shall mean the first day of the first month for which a benefit is payable to an individual, even though the first payment may not actually have been made at that date.
SECTION 1.9.   “Board of Directors” shall mean the Board of Directors of Moody’s Corporation. Any action authorized hereunder to be taken by the Board of Directors may be also taken by a duly authorized committee of the Board of Directors or a duly authorized delegates of the Board of Directors or such a committee.
SECTION 1.10.   “Change in Control” means:
(a)    Any “Person,” as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or any Corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation), is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing twenty percent (20%) or more of the combined voting power of the Corporation’s then outstanding securities;
(b)    during any period of twenty-four (24) months (not including any period prior to the effective date of this provision), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than (i) a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in clause (a), (c) or (d) of this Section), (ii) a director designated by any Person (including the Corporation) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control, or (iii) a director designated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Corporation representing ten percent (10%) or more of the combined voting power of the Corporation’s securities) whose election by the Board of Directors or nomination for election by the Corporation’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof;
(c)    the shareholders of the Corporation approve a merger or consolidation of the Corporation with any other company, other than (i) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, and (ii) after which no Person holds twenty percent (20%) or more of the combined voting power of the then outstanding securities of the Corporation or such surviving entity; or

(d)    the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets.
SECTION 1.11.   “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
SECTION 1.12.   “Company” shall mean Moody’s Corporation.
SECTION 1.13.   “Company Credits” shall mean additions to the Retirement Account determined in accordance with the procedures of Section 4.5.
SECTION 1.14.   “Compensation” shall mean the total amount paid by the Employer to a Member with respect to any period of Credited Service as salary, wages, overtime, regular cash bonuses and commissions, lump sum payments in lieu of foregone merit increases, “bonus buyouts” as the result of job changes, and any portion of such amounts voluntarily deferred or reduced by the Member under any employee benefit plan of the Company available to all levels of Employees of the Company on a non-discriminatory basis upon satisfaction of eligibility requirements and voluntarily deferred or reduced under any executive deferral plan of the Company (provided such amounts otherwise would not have been excluded had they not been deferred), but excluding any pension, retainers, severance pay, special stay-on bonus payments, income derived from stock options, stock appreciation rights and dispositions of stock acquired thereunder, payments dependent upon any contingency after the period of Credited Service and other special remunerations (including performance units).
In the case of a Member who is transferred to an Affiliated Employer which is not an Employer during a year, Compensation shall be the amount received by the Member prior to such transfer. If a Member’s Service with the Company is continued during a period of authorized leave of absence, for the purposes of determining Average Final Compensation and Company Credits, the Member shall be deemed to continue to receive the salary he or she was receiving at the time such leave commenced if the leave of absence was for the purposes of military service. In all cases of paid leave, the Member’s Compensation during such period of leave shall be included for the purposes of determining Average Final Compensation and Retirement Credits.
In no event, however, for any twelve (12) month period to which Section 401(a)(17) of the Code applies, will the Compensation in a twelve (12) month period taken into account under the Plan exceed Two Hundred Thousand Dollars ($200,000), or such indexed amount as may have been in effect under Section 401(a)(17) of the Code for the beginning of the twelve (12) month period, or as may be prescribed under Section 401(a)(17) of the Code for any twelve (12) month period by the Secretary of the Treasury from time to time.
Unless otherwise provided under the Plan, each Section 401(a)(17) Employee’s accrued benefit under this Plan shall be the greater of the accrued benefit determined for the Employee under (a) or (b) below:
(a)    the Employee’s accrued benefit determined with respect to the benefit formula applicable under the Prior Plan for the Plan Year beginning on or after January 1, 1994, as applied to the Employee’s total years of service taken into account under the Plan for the purposes of benefit accruals, or
(b)    the sum of:
(i)    the Employee’s accrued benefit as of the last day of the last Plan Year beginning before January 1, 1994, frozen in accordance with Section 1.401(a)(4)-13 of the Treasury Regulations, and
(ii)    the Employee’s accrued benefit determined under the benefit formula applicable for the Plan Year beginning on or after January 1, 1994, as applied to the Employee’s years of service credited to the Employee for Plan Years beginning on or after January 1, 1994, for purposes of benefit accruals.
A Section 401(a)(17) Employee means an Employee whose current accrued benefit as of a date on or after the first day of the Plan Year beginning on or after January 1, 1994, is based on compensation for a year beginning prior to the first day of the first Plan Year beginning on or after January 1, 1994, that exceeded One Hundred Fifty Thousand Dollars ($150,000).
SECTION 1.15.   “Computation Period” shall mean the Plan Year, except for purposes of determining eligibility, in which case, it shall mean the twelve (12) month period commencing with the Employee’s Employment Commencement Date or Re-employment Commencement Date. If the Eligible Employee fails to satisfy the requirements for eligibility in that twelve (12) month period, the Computation Period for determining eligibility for that Eligible Employee shall thereafter be the Plan Year that begins within such twelve (12) month period and each Plan Year thereafter.
SECTION 1.16.   “Credited Service” shall mean Years of Service as an Employee and a Member, as determined in accordance with Article 2, including all Years of “Credited Service” under The Dun & Bradstreet Retirement Account; Credited Service shall not include (a) any period of service with respect to which a distribution shall have been made pursuant to Section 16.2 which shall not have been restored as provided therein; or (b) any period of Service with the Partnership or Ameritech.
SECTION 1.17.   “Deferred Vested Benefit” shall mean the benefit to which a vested Member would be entitled after a Severance Date, if the Member is not eligible to receive an Early Retirement Benefit as of such date under the terms of the Plan.
SECTION 1.18.   “Defined Benefit Dollar Limitation” shall mean the limitation set forth in Section 415(b)(1) of the Code.
SECTION 1.19.   “Early Retirement Benefit” shall mean the benefit to which a Member would be entitled in the event of his or her retirement on his or her Early Retirement Date.
SECTION 1.20.   “Early Retirement Date” shall mean the first day of the calendar month coincident with or next following the Member’s Severance Date, if such date is earlier than his or her Normal Retirement Date and if the Member is eligible for Early Retirement under the terms of the Plan as described in Article 5.
SECTION 1.21.   “Effective Date” shall mean the Effective Time, as such term is defined in the Employee Benefits Agreement entered into as of September 30, 2000, between The Dun & Bradstreet Corporation and The New D&B Corporation, following its adoption by the Board of Directors of the Company.
SECTION 1.22.   “Eligibility Service” shall mean Service as counted for determining an Employee’s right to become a Member in the Plan, as determined in accordance with the provisions of Article 2.
SECTION 1.23.   “Eligible Employee” shall mean an Employee of an Employer, who is entitled to participate in the Plan upon meeting the requirements of Section 3.1, other than (a) an Employee whose terms and conditions of employment are the subject of a collective bargaining agreement except to the extent that participation in the Plan is expressly provided for in writing pursuant to such agreement, (b) a Leased Employee, or (c) any Employee on temporary assignment to the United States who continues to participate in one or more retirement plans maintained by an Affiliated Employer. Notwithstanding the foregoing, no Employee who commences or recommences employment with an Employer on or after January 1, 2008 shall accrue any benefit under the Plan (and, for the avoidance of doubt, an Employee who transfers employment from an Employer to an Affiliated Entity and who was eligible to accrue benefits under the Plan immediately prior to such transfer shall cease accruing pursuant to the terms of the Plan while continuously employed by such Affiliated Employer and shall accrue no further benefits thereafter).
SECTION 1.24.   “Employee” shall mean any person who is a common-law employee or a Leased Employee of an Employer or an Affiliated Employer, any United States citizen who is employed by a “foreign affiliate” (as defined in Section 3121(l)(8) of the Code), provided that such person is covered by an agreement entered into by the Company under Section 3121(l) of the Code, and any United States citizen who is employed by a “domestic subsidiary” as defined in Section 407(a)(2) of the Code.
SECTION 1.25.   “Employer” shall mean Moody’s Corporation or any successor company, and such of its partially or wholly-owned subsidiary companies as may from time to time, be authorized by the Board of Directors to participate in the Plan with respect to all or some of its Eligible Employees and which have adopted the Plan (either under the provisions of the Plan as then constituted or under whatever modifications to such provisions as the Board of Directors may determine in its sole discretion).
SECTION 1.26.   “Employment Commencement Date” shall mean the date on which an Employee is first credited with an Hour of Service.
SECTION 1.27.   “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

SECTION 1.28.   “Former Employee” shall mean a person who was an Employee and who is no longer in the employment of the Employer or an Affiliated Employer.
SECTION 1.29.   “Frozen Accrued Benefit” shall mean the benefit described in Section 4.8.
SECTION 1.30.   “Fund” shall mean any fund provided for in a trust arrangement, or a combination of a trust arrangement and one or more insurance company contracts, which is held by a funding agent, to which contributions under the Plan are made, and out of which benefits are paid to Members or otherwise provided for.
SECTION 1.31.   “Grandfather Benefit Amount” shall mean the minimum benefit amount to which certain Members are entitled as described in Section 4.9.
SECTION 1.32.   “Highly Compensated Employee” shall mean an Eligible Employee who performs service during the Determination Year and is described in one or more of the following groups in accordance with applicable Treasury regulations:
(a)    was a five percent (5%) owner as defined in Section 416(i)(1)(B)(i) of the Code, at any time during the Determination Year or the Look-back Year; or
(b)    received Compensation in excess of Eighty Thousand Dollars ($80,000) (as adjusted annually for increases in the cost of living in accordance with Section 415(d) of the Code) during the Look-back Year.
A Former Employee shall be treated as a Highly Compensated Employee if such former Employee had a separation year prior to the Determination Year and was a Highly Compensated active Employee for either (i) such Employee’s separation year or (ii) any Determination Year ending on or after the Employee’s fifty-fifth (55th) birthday. For this purpose, a separation year is the Determination Year in which the Employee separates from service.
Notwithstanding anything to the contrary in this Plan, Sections 414(b), (c), (m), (n) and (o) of the Code are applied prior to determining whether an Employee is a Highly Compensated Employee.
For purposes of this Section,
(A)    “Compensation” shall mean compensation as defined in Section 414(q)(7) of the Code.
(B)    “Determination Year” shall mean the Plan Year for which the determination of who is Highly Compensated is being made.
(C)    “Look-back Year” shall mean the twelve (12) month period preceding the Determination Year.
SECTION 1.33.   “Hour of Service” shall mean an hour of service calculated in accordance with the provisions of Article 2.

SECTION 1.34.   “Integrated Amount” shall mean any amounts transferred to the Prior Plan under the provisions of the Employee Retirement Plan of Dun & Bradstreet Companies, Inc. (including interest thereon as provided in the Predecessor Plan) attributable to amounts vested in a Member under a qualified plan maintained by a business entity merged into or otherwise acquired by The Dun & Bradstreet Corporation prior to December 31, 1975.
SECTION 1.35.   “Interest Credit” shall mean additions to the Retirement Account determined in accordance with the procedures of Section 4.7.
SECTION 1.36.   “Leased Employee” shall mean any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer. A leased employee shall not be considered an employee of the recipient if: (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Section 125, Section 402(e)(3), Section 402(h)(1)(B) or Section 403(b) of the Code, (2) immediate participation, and (3) full and immediate vesting; and (ii) leased employees do not constitute more than 20 percent of the recipient's nonhighly compensated work force.
SECTION 1.37.   “Limitation Year” shall mean the twelve (12) month period ending on each December 31.
SECTION 1.38.   “Management Benefits and Compensation Committee” shall mean the Board of Directors and the Management Benefits and Compensation Committee appointed pursuant to Section 10.1.
SECTION 1.39.   “Member” shall mean an Eligible Employee who meets the requirements for membership and begins participation in the Plan pursuant to Article 3 and who is entitled or may become entitled to the payment of benefits under the Plan.
SECTION 1.40.   “Minimum Benefit” means:
(a)    with respect to Members who were participating in the Employee Retirement Plan of Dun & Bradstreet Companies, Inc. on December 31, 1975, the provisions which were applicable to such Members participating in such plan on December 31, 1966;
(b)    with respect to Members who were participating in the Employees Retirement Plan of The Reuben H. Donnelley Corporation on December 31, 1975, the provisions which were applicable to such Members participating in such plan on December 1968.

(c)    with respect to Members participating in the Nielsen Plan on December 31, 1987, who become Members of the Prior Plan on January 1, 1988, the benefit accrued through December 31, 1987 determined in accordance with the provisions of the Nielsen Plan as in effect on such date; provided, however, the Member is vested in such benefit as of such date or becomes vested by reason of Service under the Prior Plan after January 1, 1988; and
(d)    with respect to Members participating in the I.M.S. Plan on December 31, 1992, who remained Members of the Prior Plan on January 1, 1993, the benefit accrued through December 31, 1992 determined in accordance with the provisions of the I.M.S. Plan as in effect on such date; provided, however, the Member is vested in such benefit as of such date or became vested by reason of Service under the Prior Plan after January 1, 1993.
SECTION 1.41.   “Named Fiduciary” shall mean a fiduciary designated as such under the provisions of Article 13.
SECTION 1.42.   “Normal Retirement Age” shall mean the time a Member attains age sixty-five (65).
SECTION 1.43.   “Normal Retirement Benefit” shall mean the benefit to which a Member would be entitled in the event of his or her retirement on his or her Normal Retirement Date.
SECTION 1.44.   “Normal Retirement Date” means the first day of the calendar month coincident with or next following the Member’s attainment of Normal Retirement Age.
SECTION 1.45.       “Opening Balance” shall mean, for those Members who were members of the Prior Plan, the single sum amount described in Section 4.4.
SECTION 1.46.   “Partnership” shall mean DonTech General Partnership, an Illinois general partnership.
SECTION 1.47.   “Period of Service” shall mean the period of time commencing on the Employee’s Employment Commencement Date or Re-employment Commencement Date, whichever is applicable, and ending on the Severance Date following such Employment Commencement Date or Re-employment Commencement Date. Period of Service shall be computed in one twelfths (1/12ths) of a year, with a full month being granted for each completed and partial month.
SECTION 1.48.   “Period of Severance” shall mean the period of time commencing on the Severance Date and ending on the date the Employee again performs an Hour of Service for an Employer.
SECTION 1.49.   “Plan” shall mean The Moody’s Corporation Retirement Account, as embodied herein, and any amendments thereto.
SECTION 1.50.   “Plan Sponsor” shall mean Moody’s Corporation.

SECTION 1.51.   “Plan Year” shall mean the period beginning on January 1 and ending on December 31.
SECTION 1.52.   “Postponed Retirement Benefit” shall mean the benefit to which a Member would be entitled in the event of his or her retirement after his or her Normal Retirement Date.
SECTION 1.53.   “Postponed Retirement Date” shall mean the first day of the month coincident with or next following the Member’s Severance Date, if such date is later than the Member’s Normal Retirement Date.
SECTION 1.54.   “Predecessor Plan” shall mean the Employee Retirement Plan of The Dun & Bradstreet Companies, Inc. or the Employees Retirement Plan of The Reuben H. Donnelley Corporation, as such plan shall have been in effect on December 31, 1975.
SECTION 1.55.   “Prior Plan” shall mean the Master Retirement Plan of The Dun & Bradstreet Corporation, which was amended and restated to become The Dun & Bradstreet Retirement Account (the "D&B Plan").
SECTION 1.56.   “Qualified Joint and Survivor Annuity” shall have the meaning ascribed to such term in Section 8.3.
SECTION 1.57.   “Re-employment Commencement Date” shall mean the first date, following a Period of Severance, that the Employee again performs an Hour of Service for an Affiliated Employer.
SECTION 1.58.   “Retirement Account” shall mean the notional account used to calculate benefits under this Plan in accordance with the procedures of Article 4.
SECTION 1.59.   “Service” shall mean an Employee’s period of employment with an Employer or an Affiliated Employer that is counted as “Service” in accordance with Article 2. Service shall include employment with any other corporation, company or business which has become or may become related to the Company by purchase, acquisition, merger, consolidation, or otherwise to the extent such service has been approved as Service by the Board of Directors, and solely for the purpose of determining eligibility for benefits under Article 5, the Employee’s period of employment with the Partnership or Ameritech. In the case of any Employee employed by Wall Street Analytics, Inc. (subsequently renamed Moody’s Wall Street Analytics, Inc.) on December 18, 2006, Service shall also include the Employee’s period of employment with Wall Street Analytics, Inc. prior to December 18, 2006, for purposes of determining: (i) Eligibility Service (provided, however, that in no event may an Eligible Employee of Wall Street Analytics, Inc. become a Member prior to January 1, 2007), (ii) Credited Service in computing Company Credits under Plan Section 4.5, and (iii) Vesting Service in determining eligibility for benefits under Article 5.
SECTION 1.60.   “Severance Date” shall mean the earlier of:
(a)    the date on which the Employee resigns, is discharged or dies; or

(b)    the date following a twelve (12) month period in which the Employee remains absent from employment (with or without pay) for any reason other than maternity or paternity leave of absence, resignation, discharge or death (such as vacation, holiday, sickness, disability, leave of absence or layoff); or
(c)    the date following a twenty-four (24) month period in which the Employee remains absent from employment (with or without pay) for a maternity or paternity leave including:
(i)    the individual’s pregnancy; or
(ii)    childbirth; or
(iii)    adoption of a child; or
(iv)    child care immediately after the birth or adoption of a child;
provided, however, the period between the first and second anniversary will be treated as neither a Period of Severance nor a Period of Service.
SECTION 1.61.   “Spouse” shall mean the spouse of a Member. Effective as of September 16, 2013 (or, if a different date is permitted or required by Internal Revenue Service guidance for any particular purpose, the date specified in such guidance for such purpose), such determination shall be made based on the laws of the state where the marriage is initially established as provided in Revenue Ruling 2013-17.
SECTION 1.62.   “Trust” shall mean any trust established under an agreement between the Company and a Trustee under which any portion of the Fund is held, and shall include any and all amendments to the trust agreement.
SECTION 1.63.   “Trustee” shall mean any trustee holding any portion of the Fund under a Trust agreement forming a part of the Plan.
SECTION 1.64.   “Vesting Service” shall mean Service as counted for determining an Employee’s right to benefits under the Plan, as determined in accordance with Article 2 and Article 5.
SECTION 1.65.   “Year of Service” shall mean a Computation Period during which the Employee is credited with one thousand (1,000) or more Hours of Service, under the rules of Article 2.
ARTICLE II
SERVICE COUNTING RULES

SECTION 2.1.   Hours of Service General Rule An Employee shall be credited with an Hour of Service for:

(a)    Each hour for which a person is directly or indirectly paid by, or entitled to payment from, the Employer or an Affiliated Employer for the performance of duties. These hours shall be credited to the person during the appropriate Computation Period in which the duties are performed;
(b)    Each hour for which a person is directly or indirectly paid by, or entitled to payment from, the Employer or an Affiliated Employer for reasons other than for the performance of duties (such as vacation, holiday, illness, incapacity (including disability), jury duty, military duty, leave of absence or layoff). These hours shall be credited to the Employee during the Computation Period in which the nonperformance of duties occurs. The computation of non-work hours described in this subsection will be computed in accordance with the provisions of the Department of Labor Regulation Section 2530.200b-2;
(c)    Each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer or an Affiliated Employer. These hours will be credited to the person for the Plan Year to which the award or agreement pertains; and
(d)    Each hour for which an Employee is not paid or entitled to pay but during which the Employee is absent for a period of military service or otherwise and during which reemployment rights are protected by law, but only if the Employee returns to employment within the time required by law.
SECTION 2.2.   Eligibility Service An Eligible Employee who is a full-time associate shall be credited with one (1) year of Eligibility Service for each Computation Period during which he or she completes a coincident period of Service. An Eligible Employee who is a part-time associate shall be credited with one (1) year of Eligibility Service for each Computation Period during which he or she is credited with one thousand (1,000) or more Hours of Service. For this purpose, Hours of Service shall include Hours of Service with the Employer and any Affiliated Employer, regardless of whether the Affiliated Employer is an Employer for the purpose of this Plan. Hours of Service shall include Hours of Service with the Employer and any Affiliated Employer prior to the Effective Date.
SECTION 2.3.   Vesting Service - General Rule: An Employee shall be credited with Vesting Service equal to the total of (i) his or her Period(s) of Service with an Employer or an Affiliated Employer and (ii) any Period(s) of Severance that are less than twelve (12) months, less any Period(s) of Service or Severance during any calendar year which ends prior to the Employee’s attainment of age eighteen (18). Vesting Service shall be computed in one-twelfths (1/12ths) of a year, with a full month being granted for each completed and partial calendar month.
(a)    Special Rules for Vesting Service Prior to Effective Date An Eligible Employee who became a Member of the Plan as of the Effective Date, shall be credited with Vesting Service for the period of time prior to the Effective Date in accordance with the terms of The Dun & Bradstreet Corporation Retirement Account as of such date.
(b)    Special Rules for Vesting Service during Leaves of Absence A period of authorized leave of absence for a purpose approved by the Management Benefits and Compensation Committee under uniform rules, or absence for the purpose of military service pursuant to the requirements of law or by enlistment for not longer than the minimum period required by law, or, to the extent protected by applicable law, absence for any other purpose, shall be counted as Vesting Service if the Employee resumes his or her service as an Employee at the end of such leave of absence or within the period prescribed by law for the exercise of reemployment rights.
(c)    Break in Vesting Service. Notwithstanding anything to the contrary in this Section 2.3, a former Member who incurs a Severance Date, and who is later re-employed by an Employer as an Employee after incurring a Period of Severance equal to the greater of five (5) or the number of Years of Service the former Member had as of his Severance Date, shall not be receive credit for any Vesting Service earned prior to the Member's Re-Employment Commencement Date for purposes of continuing to vest in any benefits earned prior to the Re-Employment Commencement Date or for vesting in any benefits earned after the Re-Employment Commencement Date.
SECTION 2.4.   Credited Service A full-time Employee shall be credited with Credited Service equal to his or her Period(s) of Service as a Member. Credited Service shall be computed in one-twelfths (1/12ths) of a year, with a full month being granted for each completed and partial calendar month. An Employee who is a part-time Employee will be entitled to a full or fractional year of Credited Service for each year during which he or she is a Member under this Plan, as follows:

Hours of Service	Years of Credited Service
1,800 and over	1.0
1,600 to 1,799	0.9
1,400 to 1,599	0.8
1,200 to 1,399	0.7
1,000 to 1,199	0.6
less than 1,000	0.0

Notwithstanding the above, for purposes of determining Credited Service for Periods of Service prior to January 1, 1997, Credited Service shall be determined in accordance with the provisions of the Prior Plan.

ARTICLE III
MEMBERSHIP AND TRANSFERS

SECTION 3.1.   Eligibility Each Eligible Employee who was a member in The D&B Plan immediately prior to the Effective Date shall become a Member as of the Effective Date, in accordance with the provisions hereof. Each other Eligible Employee shall become a Member in the Plan on the first day of the month coincident with or next following the date the Eligible Employee attains age 21 and completes one (1) year of Eligibility Service. Notwithstanding any other provision of the Plan to the contrary, no Employee who commences employment with an Employer on or after January 1, 2008 shall participate in the Plan (and, for the avoidance of doubt, an Employee who transfers employment from an Employer to an Affiliated Entity and who was eligible to accrue benefits under the Plan immediately prior to such transfer shall cease accruing pursuant to the terms of the Plan while continuously employed by such Affiliated Employer and shall accrue no further benefits thereafter).
SECTION 3.2.   Eligibility upon Re-employment
(a)    A former Member, whether or not vested as described in Article 5, who incurs a Severance Date, and who is later re-employed by an Employer as an Eligible Employee prior to incurring a Period of Severance equal to the greater of five (5) or the number of Years of Service the former Member had as of his Severance Date (or, with respect to a part-time Eligible Employee, before experiencing five (5) consecutive One-Year Breaks in Service), shall participate in the Plan as of the first day of the first calendar month following his or her Re-Employment Commencement Date.
(b)    A former Member who was not previously vested in his or her Accrued Benefit pursuant to Article 5 and who is subsequently reemployed by an Employer as an Eligible Employee after incurring a Period of Severance of five (5) years or more (or, with respect to a part-time Eligible Employee, after experiencing five (5) consecutive One-Year Breaks in Service), shall become a Member and begin participation in the Plan in accordance with Section 3.1.
(c)    A former Eligible Employee who did not satisfy the eligibility requirements of Section 3.1 prior to his or her Severance Date and who is subsequently reemployed by an Employer as an Eligible Employee shall become a Member and begin participation in the Plan in accordance with Section 3.1.
(d)    For purposes hereof, a "One-Year Break in Service" means each one-year Computation Period during which an Employee is credited with less than 501 Hours of Service.
(e)    Notwithstanding any other provision of the Plan to the contrary, no Employee who commences reemployment with an Employer on or after January 1, 2008 shall accrue any additional benefit under the Plan (and, for the avoidance of doubt, an Employee who transfers employment from an Employer to an Affiliated Entity and who was eligible to accrue benefits under the Plan immediately prior to such transfer shall cease accruing pursuant to the terms of the Plan while continuously employed by such Affiliated Employer and shall accrue no further benefits thereafter).

SECTION 3.3.   Termination of Membership A Member who incurs a Severance Date at a time when he or she is not entitled to a vested Accrued Benefit shall cease to be a Member at such time, and shall be deemed to have received a distribution of the value of his or her vested benefits hereunder. A Member who incurs a Severance Date and who is entitled to a vested Accrued Benefit shall cease Membership upon receipt of all payments to which he or she is entitled hereunder.
SECTION 3.4.   Suspension of Membership A Member who ceases to be an Eligible Employee without incurring a Severance Date shall be deemed to have incurred a Severance Date for purposes of Section 4.5 on the date on which he or she ceased to be an Eligible Employee; provided, however, that except to the extent otherwise provided herein, such Employee shall continue to be treated as a Member for all other purposes under the Plan and shall continue to earn Vesting Service for as long as he or she continues to remain in the employ of an Affiliated Employer.
SECTION 3.5.   Restoration of Membership after Suspension If a Member’s membership is suspended for purposes of Section 4.5 pursuant to Section 3.4 above, such suspension shall terminate as of the first day of the first calendar month following the date on which the Member again becomes an Eligible Employee.
ARTICLE IV
BENEFIT AMOUNTS

SECTION 4.1.   Accrued Benefit A Member’s Accrued Benefit, as determined from time to time hereunder, shall be the largest of the following amounts:
(a)    the amount of a single life annuity commencing as of the Member’s Normal Retirement Date (or on the date of determination if such date is after the Normal Retirement Date), which is the Actuarial Equivalent Value of the amount credited to such Member’s Retirement Account as provided in this Article 4 (including Interest Credits pursuant to Section 4.7 through Normal Retirement Date if the date of determination is before such date);
(b)    the Member’s Frozen Accrued Benefit (as such term is defined in Section 4.8 below) commencing as of the Member’s Normal Retirement Date (or on the date of determination if such date is after the Normal Retirement Date); or
(c)    for a Member who, as of January 1, 1997: (i) had attained age fifty (50) and was credited with at least ten (10) Years of Vesting Service; (ii) had attained an age which, when added to his or her years of Vesting Service, was equal to or greater than seventy (70); or (iii) had attained age sixty-five (65), the Grandfather Benefit Amount (as such term is defined in Section 4.9 below) commencing as of the Member’s Normal Retirement Date (or on the date of determination if such date is after the Normal Retirement Date).
A Member’s Accrued Benefit as determined pursuant to this Section 4.1 from time to time shall be subject to the limitations set forth in Article 14 and Article 15 or otherwise as may be specified under the terms of the Plan or under any other limitations imposed as a condition of the Plan’s qualification or continued qualification under the Code, ERISA, or other applicable law. In no event shall a Member’s Accrued Benefit be less than the sum of all Company Credits to the Member hereunder.
SECTION 4.2.   Early Retirement Benefit A Member’s Early Retirement Benefit, as determined from time to time hereunder, shall be the largest of the following amounts:
(a)    the amount of a single life annuity commencing as of the Member’s Early Retirement Date, which is the Actuarial Equivalent Value of the amount credited to such Member’s Retirement Account as provided in this Article 4;
(b)    the Member’s Frozen Accrued Benefit (as such term is defined in Section 4.8), commencing as of the Member’s Early Retirement Date, multiplied by the percentage determined in accordance with the following table:

If Benefit Commencement is month following attainment of Age:	% of Accrued Benefit if less than 35 Years of Service:	% of Accrued Benefit if 35 or more Years of Service:

64	97.0%	100.0%

63	94.0%	100.0%

62	91.0%	100.0%

61	88.0%	100.0%

60	85.0%	100.0%

59	82.0%	97.0%

58	79.0%	94.0%

57	76.0%	91.0%

56	73.0%	88.0%

55	70.0%	85.0%

If the commencement date is a month other than the month immediately following the Member’s birth date, an interpolated percentage shall be used.
(c)    for a Member who, as of January 1, 1997, had satisfied the age and service conditions of paragraph 4.1(c), the Grandfather Benefit Amount (as such term is defined in Section 4.9) commencing as of the Member’s Normal Retirement Date (or on the date of determination if such date is after the Normal Retirement Date) or Early Retirement Date, multiplied by the percentage determined in accordance with the table set forth below. For purposes of this paragraph 4.2(c), a full month is credited for each completed and partial month of attained age.

Commencement Date is month following Attainment of Age:	% of Accrued Benefit if less than 35 Years of Service:	% of Accrued Benefit if 35 or more Years of Service:

64	97.0%	100.0%

63	94.0%	100.0%

62	91.0%	100.0%

61	88.0%	100.0%

60	85.0%	100.0%

59	82.0%	97.0%

58	79.0%	94.0%

57	76.0%	91.0%

56	73.0%	88.0%

55	70.0%	85.0%

If the commencement date is a month other than the month immediately following the Member’s birth date, an interpolated percentage shall be used.
SECTION 4.3.   Retirement Account A notional Retirement Account shall be created and maintained for each Member. The amount credited to such account shall be equal to the sum of the Opening Balance, if any, Company Credits, and monthly Interest Credits thereon, as provided in this Article 4. A Member’s Retirement Account shall be created and maintained solely for the purpose of calculating benefits under this Plan, and shall not represent any share of the Fund nor entitle the Member to any share in the earnings of the Fund.
SECTION 4.4.   Opening Balance For a Member who was a Member of the Prior Plan and who was an Employee as of January 1, 1997, the “Opening Balance” of the Retirement Account shall be a single sum amount equal to the Actuarial Equivalent Value, as of December 31, 1996, of the Normal Retirement Benefit such Member had accrued under the terms of the Prior Plan as of December 31, 1996. The Opening Balance shall be determined using the Member’s Credited Service, Average Final Compensation and age as of December 31, 1996. For all other Members, the Opening Balance shall equal zero (0).

SECTION 4.5.   Company Credits For each calendar month beginning on and after January 1, 1997, a Member’s Retirement Account shall be credited with monthly Company Credits in an amount determined pursuant to the table set forth below, multiplied by his or her Compensation for such month. For purposes of determining Credited Service under this Section 4.5, a full month shall be credited for each completed and partial month.

Age and Credited Service as of End of Month	Company Credits
Less than 26	3.00%
27-28	3.05%
29-30	3.20%
31-32	3.35%
33-34	3.50%
35-40	4.00%
41-42	4.15%
43-44	4.35%
45-50	5.00%
51	5.20%
52-54	5.40%
55-64	7.50%
65-74	9.00%
75-84	10.50%
85 or more	12.50%

Notwithstanding any other provision of the Plan to the contrary, no Employee who commences or recommences employment with an Employer on or after January 1, 2008 shall be credited with any Company Credits (and, for the avoidance of doubt, an Employee who transfers employment from an Employer to an Affiliated Entity and who was eligible to accrue benefits under the Plan immediately prior to such transfer shall cease accruing pursuant to the terms of the Plan while continuously employed by such Affiliated Employer and shall accrue no further benefits thereafter).

SECTION 4.6.   Monthly Allocation of Company Credits A Member’s Company Credits shall be allocated to his or her Retirement Account as of the end of each calendar month.
SECTION 4.7.   Interest Credits A Member’s Retirement Account, including the Retirement Account of a Member who is no longer actively employed by an Employer or an Affiliated Employer, shall be credited as of the last day of each calendar month with a notional Interest Credit calculated by multiplying the Member’s Retirement Account as of the last day of the prior calendar month by one-twelfth (1/12th) of the annual yield on thirty (30) Year Treasury Bonds published by the Internal Revenue Service for the month immediately prior to the month with respect to which such Interest Credit is being made. However, in no event shall the compounded annual Interest Credit (a) be less than four and one-half percent (4.5%) or (b) exceed one of the market rates of interest specified in Treasury Regulation sections 1.411(b)(5)-1(d)(3) through (6).
Interest Credits will cease to be added to a Member’s Retirement Account as of the Member’s Benefit Commencement Date.
SECTION 4.8.   Preservation of Accrued Benefit of Prior Plan If the Member was a Member of the Prior Plan, the accrued benefit under the Prior Plan of such Member shall be calculated as of December 31, 1996, and shall be the Member’s Frozen Accrued Benefit. The Frozen Accrued Benefit shall be calculated using the Credited Service and Average Final Compensation used in Section 4.4 above to determine the Opening Balance in the Member’s Retirement Account. The Member shall be entitled, notwithstanding any other provision to the contrary, to receive as a minimum benefit under this Plan his or her Frozen Accrued Benefit in any of the optional forms of benefit that were available to the Member under the terms of the Prior Plan, including any early retirement subsidies to which the Member might be entitled under the Prior Plan. If the Member’s Accrued Benefit exceeds the Actuarial Equivalent Value of the Member’s Frozen Accrued Benefit, the difference shall be paid to him or her in the manner provided in Article 8.
SECTION 4.9.   Grandfather Benefit Amount A Member who, as of January 1, 1997, had satisfied the age and service requirements set forth in paragraph 4.1(c) hereof, shall be entitled to a minimum benefit equal to the amount such Member would have received had the terms of the Prior Plan remained in effect and had the Member remained a Member of the Prior Plan until his or her Severance Date. The determination of a Member’s Grandfather Benefit Amount shall be based upon the Member’s actual Credited Service and Average Final Compensation at the time of such determination. Except as otherwise provided in Section 8.6, a Member who is entitled to the Grandfather Benefit Amount may elect only those optional forms of benefit which were available to the Member under the Prior Plan.
SECTION 4.10.   Restoration of Retirement Account If a Member who incurs a Severance Date and is subsequently rehired by an Employer (a) was not fully vested in his or her Retirement Account in accordance with Article 5 hereof as of such Severance Date and (b) has a Period of Severance of less than five (5) years, such Member shall have his or her Retirement Account reinstated as of his or her Re-employment Commencement Date, and shall thereafter continue to vest in such Account in accordance with Article 5 hereof. The reinstated Retirement Account shall be equal to the Retirement Account as of the Severance Date. For any Member who has a Severance Date prior to the January 1, 1997, the reinstated Retirement Account is the Actuarial Equivalent Value as of the Re-employment Commencement Date of the Normal Retirement Benefit such Member had accrued under the terms of the Prior Plan as of his or her Severance Date. The reinstated Retirement Account shall be determined using the Member’s age as of the Re-employment Commencement Date, and the Actuarial Equivalent basis as of the Re-employment Commencement Date, as defined in Section 1.2(a), except that the interest rate shall be equal to the annual yield on thirty (30) Year Treasury Bonds published by the Internal Revenue Service for the immediately prior month.

ARTICLE V
ENTITLEMENT TO BENEFITS

SECTION 5.1.   Normal Retirement A Member who retires from employment with the Employer at Normal Retirement Age shall be entitled to receive one hundred percent (100%) of his or her Accrued Benefit as of his or her Normal Retirement Date in the manner provided under Article 8.
SECTION 5.2.   Postponed Retirement A Member who remains an Eligible Employee after his or her Normal Retirement Date shall continue to participate in this Plan, and his or her Retirement Account shall continue to be credited with Company Credits and Interest Credits, until his or her Postponed Retirement Date. Such Member shall be entitled to receive one hundred percent (100%) of his or her Accrued Benefit as of his or her Postponed Retirement Date in the manner provided under Article 8.
SECTION 5.3.   Early Retirement A Member who has attained age fifty-five (55) and completed ten (10) years of Vesting Service may retire at any time and may elect to receive one hundred percent (100%) of his or her Early Retirement Benefit as of his or her Early Retirement Date in the manner provided under Article 8. As an alternative, a Member may elect to defer receipt of his or her benefit to a later Benefit Commencement Date (but in no event later than the time specified in Section 8.2 hereof), in which case the Member’s Retirement Account shall continue to be credited with Interest Credits until such Benefit Commencement Date. The Member then shall be entitled to receive one hundred percent (100%) of his or her Accrued Benefit as of such later Benefit Commencement Date in the manner provided in Article 8.
SECTION 5.4.   Disability If a Member who has at least five (5) Years of Vesting Service becomes totally and permanently disabled while in the active service of the Employer or an Affiliated Employer, he or she shall become entitled to benefits under the provisions of Article 7 hereof provided that satisfactory evidence of such disability is furnished to the Management Benefits and Compensation Committee.
SECTION 5.5.   Termination of Employment A Member whose employment with the Employer and an Affiliated Employer is terminated for any reason other than retirement in accordance with Sections 5.1, 5.2 or 5.3, disability in accordance with Section 5.4, or death in accordance with Section 5.7, shall be entitled to receive a percentage of his or her Accrued Benefit in accordance with the following schedule:

If the Member’s Years of Vesting Service are:	The Vested Portion of the Accrued Benefit is:
Less than 5 (Less than 3 for Members who complete at least one Hour of Service on or after January 1, 2008)	0%
5 or more (3 or more for Members who complete at least one Hour of Service on or after January 1, 2008)	100%

Notwithstanding the foregoing, a Member shall be one hundred percent (100%) vested in his or her Accrued Benefit as of the date a Change in Control occurs. The vested portion of the Accrued Benefit shall be payable as of the Member’s Normal Retirement Age in the manner provided in Article 8. As an alternative, such Member may elect to begin receipt of his or her benefits at an earlier Benefit Commencement Date that follows the Member’s attainment of age fifty-five (55), as provided in Article 8.
SECTION 5.6.   Vesting on Plan Termination Notwithstanding anything contained herein to the contrary, in the event of the termination of the Plan, no further contributions shall be made hereunder, and the right of each Member to benefits accrued to the date of termination, to the extent funded, shall be nonforfeitable, and the assets of the Plan in the even of such termination shall be allocated among Members and their beneficiaries in accordance with the provisions of Section 4044 of ERISA. In the event of a partial termination of the Plan, the right of each member to benefits accrued to the date of such partial termination, to the extent funded, shall be nonforfeitable.
SECTION 5.7.   Death If, after having earned five (5) or more years of Vesting Service, a Member dies (a) while actively employed by the Employer or an Affiliated Employer, or (b) while being credited with notional Company Credits and Interest Credits pursuant to Section 7.3 hereof, a death benefit shall be payable to the Member’s Beneficiary in accordance with the provisions of Article 6.
SECTION 5.8.   Suspension of Benefits Subject to the provisions of Section 8.2 of this Plan, a Member who continues in active service of the Employer after such Member’s Normal Retirement Age, or who is receiving payments from this Plan and is re-employed by an Employer, shall have his or her payments suspended in accordance with uniform rules adopted by the Committee and the provisions set forth below:
(a)    If such Member is expected to work less than one thousand (1,000) Hours of Service during any calendar year in a period of active service during his or her re-employment, then such Member shall be deemed to have retired and such Member shall commence or continue to receive distribution of such Member’s benefits under the Plan.

(b)    If such Member is expected to work one thousand (1,000) or more Hours of Service during any calendar year in a period of active service during his or her reemployment and performs at least one (1) Hour of Service during each of eight (8) or more days in any calendar month that occurs during such period of active service, such Member’s benefits under this Plan shall be suspended until the earlier of (i) such Member’s actual retirement from the active service of an Employer or (ii) such Member’s satisfaction of the conditions of paragraph 5.8(a).
(c)    If benefit payments have been suspended, payments shall resume no later than the first day of the third calendar month after the calendar month in which the Employee ceases to be employed. The initial payment upon resumption shall be calculated as the sum of the amount that had been payable prior to suspension of benefits and the amount of benefit earned under this Plan during the period of employment between suspension of payments and resumption of payments.
(d)    No payment shall be withheld by the Plan pursuant to this Section unless the Plan notifies the Member by personal delivery or first class mail during the first calendar month or payroll period in which the Plan withholds payments that his or her benefits are suspended. Such notification shall contain a description of the specific reasons why benefit payments are being suspended, a general description of the provisions of this Article relating to the suspension of payments, a copy of such provisions, and a statement of the effect that applicable Department of Labor regulations may be found in Section 2530.203-3 of the code of Federal Regulations. In addition, the suspension notification shall inform the Member of the Plan’s procedures for affording a review of the suspension of benefits. Requests for such reviews may be considered in accordance with the claims procedure set forth in Article 10 of the Plan. Any benefits to which any Member would be entitled to under the Plan shall be actuarially reduced by the amounts previously received by such Member upon an earlier termination of employment by retirement or otherwise, pursuant to uniform rules adopted by the Management Benefits and Compensation Committee.
SECTION 5.9.   USERRA/HEART Act Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to military service will be provided in accordance with Code Section 414(u). In addition: (a) effective January 1, 2007, the Plan shall apply the requirements of Code Section 401(a)(37) (relating to death benefits for Members who die while performing qualified military service) and Code Section 414(u)(9) (relating to treatment in the event of death or disability resulting from active military service), and (b) effective January 1, 2009, differential wage payments shall be treated as provided in Code Section 414(u)(12).
ARTICLE VI
DEATH BENEFITS

SECTION 6.1.   Payment of Death Benefits If, upon the death of a Member prior to the commencement of benefits hereunder, he or she (a) has been credited with less than five (5) years of Vesting Service or (b) has no Spouse and, on the Effective Date, was neither an active Employee nor being credited with notional Company Credits pursuant to Section 7.3 hereof, such Member’s Accrued Benefit shall be forfeited. If, upon the death of a Member prior to the commencement of benefits hereunder, he or she has been credited with five (5) or more years of Vesting Service, the Member’s Beneficiary (or contingent Beneficiary, as the case may be) shall be entitled to receive the Actuarial Equivalent Value of the deceased Member’s Retirement Account in accordance with Section 6.3, except to the extent otherwise required pursuant to a “qualified domestic relations order,” as such term is defined in Code Section 414(p).
SECTION 6.2.   Designation of Beneficiary All Beneficiary designations shall be made on forms supplied by and in accordance with procedures established by the Management Benefits and Compensation Committee. An unmarried Member may designate any one individual person as his or her Beneficiary. If the Member is married, such Member’s Beneficiary shall be his or her Spouse, unless (a) the Member designates a different Beneficiary in accordance with procedures established by the Management Benefits and Compensation Committee and (b) the Member’s Spouse provide his or her written consent to such designation, which written consent shall have been witnessed by either a notary public or a representative of the Plan. If (i) the Member has not made a valid Beneficiary designation election at the time of his or her death, or (ii) the Member’s Beneficiary (and contingent Beneficiary) shall have predeceased the Member, or (iii) the Beneficiary (or contingent Beneficiary) shall have elected to defer receipt of benefits and died prior to commencement of payment of such benefits, then the benefits shall be paid as a single life annuity to the person with the shortest life expectance in the class consisting of such person or persons to whom the personal administrator of the Member (or of the Beneficiary or contingent Beneficiary, as the case may be) would be required to distribute the estate of the Member (or Beneficiary or contingent Beneficiary) if such Member (or Beneficiary or contingent Beneficiary) had died intestate, as determined under applicable state law.
SECTION 6.3.   Benefit Commencement The Beneficiary (or contingent Beneficiary, as the case may be) may elect to begin receipt of his or her benefit on the first of the month following the death of the Member. The Beneficiary (or contingent Beneficiary) may elect to defer the receipt of his or her benefit beyond such date in accordance with the requirements of Code Section 401(a)(9) and the Treasury Regulations promulgated thereunder, but not later than the first day of the calendar month following the date on which the Member would have attained Normal Retirement Age. The deceased Member’s Retirement Account which was not forfeited shall continue to be credited with Interest Credits, but not with Company Credits, until the Benefit Commencement Date.
SECTION 6.4.   Spousal Death Benefit Notwithstanding any other provision of this Plan, upon the death of a vested Member prior to the commencement of benefit payments under the Plan, such Member’s surviving Spouse shall be entitled to a minimum preretirement death benefit, provided such surviving Spouse has not waived his or her rights under the terms of the Plan. Such minimum preretirement death benefit shall be based upon the amount of such Member’s Accrued Benefit as of the date of the Member’s death, and shall be payable in the form of a single life annuity over such surviving Spouse’s life, commencing on the first day of the month following the later of the date of the Member’s death or the date the Member would have attained age fifty-five (55). The Spousal death benefit shall be equal to the greater of (a) fifty percent (50%) of the amount the Member would have received had he or she (i) retired on the later of the date of the Member’s death or the date he or she would have attained age fifty-five (55) and

(ii) elected to receive his or benefit in the form of a 50% Joint and Survivor Annuity Option or (b) the benefit to which the surviving Spouse is entitled under the provisions of Section 6.1 hereof.
ARTICLE VII
DISABILITY

SECTION 7.1.   Disability Retirement A Member who has at least five (5) years of Vesting Service may retire because of disability, if evidence of such disability is given to the satisfaction of the Management Benefits and Compensation Committee.
SECTION 7.2.   Immediate Benefit A disabled Member as defined in Section 7.1 may elect to begin receipt of the Actuarial Equivalent Value of his or her Retirement Account on the first of the month following the date of disability as determined under Section 7.1 by the Management Benefits and Compensation Committee provided such Member is not receiving benefits under the Long-Term Disability Plan of Moody’s Corporation. The Member may elect to defer the receipt of his or her benefit beyond such date, but not later than the Member’s Normal Retirement Date. The Member’s Retirement Account shall continue to be credited with Interest Credits until the Benefit Commencement Date.
SECTION 7.3.   Deferred Benefit A disabled Member who is receiving benefits under the Long-Term Disability Plan of Moody’s Corporation shall be entitled to a benefit payable on his or her Normal Retirement Date. Such Member’s Retirement Account shall continue to be maintained and credited with notional Company Credits (as determined under the rules prescribed in Section 7.4) and Interest Credits until he or she attains Normal Retirement Age. A Member who, as of the Effective Date, has satisfied the age and service requirements set forth in paragraph 4.1(c) hereof will continue to earn Credited Service for the purpose of determining the special Grandfather Benefit Amount under Section 4.9. Upon attainment of Normal Retirement Age, Company Credits, Interest Credits and Credited Service, if any, will no longer be credited to such Member’s Retirement Account and the Accrued Benefit shall be paid to him or her under the terms of Article 8.
Notwithstanding the foregoing provisions of this Section 7.3, a Disabled Member may elect to begin the receipt of his or her vested Accrued Benefit at an earlier Benefit Commencement Date. In such event, the Member’s Company Credits, Interest Credits and Credited Service will cease to be credited as of the Benefit Commencement Date.
SECTION 7.4.   Disability Company Credits If a Disabled Member (a) has five (5) years of Vesting Service on the date he or she first becomes disabled (as determined in accordance with Section 7.1) and (b) has not elected to begin receiving benefit payments under the Plan, then, for each month during the period of disability until the earlier of (i) such Member’s Normal Retirement Date, (ii) such Member’s Benefit Commencement Date, or (iii) the date on which the Member no longer is entitled to benefits under the Long Term Disability Plan of Moody’s Corporation and has not returned to work with the Employer, such disabled Member will continue to earn Credited Service and his or her Retirement Account will be credited with Company Credits based on one-twelfth (1/12) of the Member’s Compensation received by the Member during the twelve (12) consecutive month period prior to the disability.

ARTICLE VIII
PAYMENT OF BENEFIT

SECTION 8.1.   Date of Payment Commencement Ninety (90) days prior to an Early Retirement Date, Normal Retirement Date, or Postponed Retirement Date, or as soon as practical after a Severance Date, the Management Benefits and Compensation Committee shall furnish each Member with an Election Form in accordance with the procedures of this Article 8. A Member’s Benefit Commencement Date shall be the first day of the calendar month that the benefit selected will commence, but in no event earlier than one hundred eighty (180) days after the furnishing of that form. On a Member’s Benefit Commencement Date, a Member’s Accrued Benefit shall be paid in the manner provided in this Article 8. Except as provided in Section 8.2, a Member may elect to defer payment of the normal form of benefit or any of the optional benefit forms described below until any specified future date.
SECTION 8.2.   Required Commencement at Age 72. The following provisions shall apply with respect to determining minimum distributions for calendar years beginning with the 2021 calendar year (and the provisions of the prior version of the Plan shall apply to minimum distributions for prior calendar years and individuals who attained age 70-1/2 prior to 2020):
(a)    The Member's entire interest will be distributed, or begin to be distributed, to the Member no later than the Member's required beginning date.

(b)    If the Member dies before distributions begin, the Member's entire interest will be distributed, or begin to be distributed, no later than as follows:

(i)     If the Member's surviving Spouse is the Member's sole designated beneficiary, distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Member died, or by December 31 of the calendar year in which the Member would have attained age 72, if later.

(ii)     If the Member's surviving Spouse is not the Member's sole designated beneficiary, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Member died.

(iii)    If there is no designated beneficiary as of September 30 of the year following the year of the Member's death, the Member's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Member's death.

(iv)     If the Member's surviving Spouse is the Member's sole designated beneficiary and the surviving Spouse dies after the Member but before distributions to the surviving Spouse begin, this provision shall apply as if the surviving Spouse were the Member.

For purposes of this Section 8.2, distributions are considered to begin on the Member's required beginning date (or, if Section 9.1(b)(iv) applies, the date distributions are required to begin to the surviving Spouse. If annuity payments irrevocably commence to the Member before the Member's required beginning date (or to the Member's surviving Spouse before the date distributions are required to begin to the surviving Spouse under Section 9.1(b)(iv)), the date distributions are considered to begin is the date distributions actually commence.

(c)    Unless the Member's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance herewith. If the Member's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) Code and the Treasury regulations. Any part of the Member's interest which is in the form of an individual account described in Section 414(k) of the Code will be distributed in a manner satisfying the requirements of Section 401(a)(9) of the Code and the Treasury regulations that apply to individual accounts.

(d)    If the Member's interest is paid in the form of annuity distributions under the Plan, payments under the annuity will satisfy the following requirements:

(i)    The annuity distributions will be paid in periodic payments made at intervals not longer than one year;

(ii)     The distribution period will be over a life (or lives) or over a period certain not longer than the period described in Section 9.1(b)(iv);

(iii)     Once payments have begun over a period certain, the period certain will not be changed even if the period certain is shorter than the maximum permitted;

(iv)     Payments will either be nonincreasing or increase only as follows:

(A)     By an annual percentage increase that does not exceed the annual percentage increase in a cost-of-living index that is based on prices of all items and issued by the Bureau of Labor Statistics;

(B)     To the extent of the reduction in the amount of the Member's payments to provide for a survivor benefit upon death, but only if the beneficiary whose life was being used to determine the distribution period described above dies or is no longer the Member's beneficiary pursuant to a qualified domestic relations order within the meaning of Section 414(p) of the Code;

(C)     To provide cash refunds of employee contributions upon the Member's death; or

(D)     To pay increased benefits that result from a plan amendment.

(e)    The amount that must be distributed on or before the Member's required beginning date (or, if the Member dies before distributions begin, the date distributions are required to begin above) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received, e.g., bi-monthly, monthly, semi-annually, or annually. All of the Member's benefit accruals as of the last day of the first distribution calendar year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Member's required beginning date.

(f)    Any additional benefits accruing to the Member in a calendar year after the first distribution calendar year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

(g)    If the Member's interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Member and a nonspouse beneficiary, annuity payments to be made on or after the Member's required beginning date to the designated beneficiary after the Member's death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Member using the table set forth in Q&A-2 of section 1.401(a)(9)-6 of the Treasury regulations. If the form of distribution combines a joint and survivor annuity for the joint lives of the Member and a nonspouse beneficiary and a period certain annuity, the requirement in the preceding sentence will apply to annuity payments to be made to the designated beneficiary after the expiration of the period certain.

(h)    Unless the Member's Spouse is the sole designated beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Member's lifetime may not exceed the applicable distribution period for the Member under the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations for the calendar year that contains the annuity starting date. If the annuity starting date precedes the year in which the Member reaches age 72, the applicable distribution period for the Member is the distribution period for age 72 under the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations plus the excess of 72 over the age of the Member as of the Member's birthday in the year that contains the annuity starting date. If the Member's Spouse is the Member's sole designated beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Member's applicable distribution period, as determined under this Section, or the joint life and last survivor expectancy of the Member and the Member's Spouse as determined under the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Member's and Spouse's attained ages as of the Member's and Spouse's birthdays in the calendar year that contains the annuity starting date.

(i)    If the Member dies before the date distribution of his or her interest begins and there is a designated beneficiary, the Member's entire interest will be distributed, beginning no later than the time described herein, over the life of the designated beneficiary or over a period certain not exceeding:

(i)     Unless the annuity starting date is before the first distribution calendar year, the life expectancy of the designated beneficiary determined using the beneficiary's age as of the beneficiary's birthday in the calendar year immediately following the calendar year of the Member's death; or

(ii)     If the annuity starting date is before the first distribution calendar year, the life expectancy of the designated beneficiary determined using the beneficiary's age as of the beneficiary's birthday in the calendar year that contains the annuity starting date.

(j)    If the Member dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Member's death, distribution of the Member's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Member's death.

(k)    If the Member dies before the date distribution of his or her interest begins, the Member's surviving Spouse is the Member's sole designated beneficiary, and the surviving Spouse dies before distributions to the surviving Spouse begin, this Section 9.1 will apply as if the surviving Spouse were the Member, except that the time by which distributions must begin will be determined without regard to Section 9.1(b)(iv).

(l)    For purposes of this Section 9.1, the following terms have the following meanings:
(i)    "Designated beneficiary" means the individual who is designated as the beneficiary under the Plan and is the designated beneficiary under Section 401(a)(9) of the Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(ii)    "Distribution calendar year" means a calendar year for which a minimum distribution is required. For distributions beginning before the Member's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Member's required beginning date. For distributions beginning after the Member's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to this Section 9.1(b)(iv).

(iii)    "Life expectancy" means life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury Regulations.

(iv)    "Required beginning date" means April 1 of the calendar year following the calendar year in which the Member (A) attains age 72 or (B) retires, whichever is later; except that, in the case of a Member who is a five percent owner (as defined in Section 416 of the Code) of an Employer Company with respect to the calendar year in which he attains age 72, required beginning date means April 1 following the calendar year in which the Member attains age 72.

SECTION 8.3.   Normal Form of Benefit The normal form of benefit for an unmarried Member shall be a single life annuity. The normal form of benefit for a married Member shall be a Qualified Joint and Survivor Annuity (as defined below) unless such Member, with the consent of his or her Spouse, elects otherwise. A Qualified Joint and Survivor Annuity shall mean a retirement benefit which is the Actuarial Equivalent Value of a single life annuity based on the Member’s Early Retirement, Normal Retirement or Postponed Retirement Benefit (as the case may be), under which equal monthly installments are payable during the lifetime of the Member, and, should the Member predecease his or her Spouse, fifty percent (50%) (or, effective for distributions with annuity starting dates on or after January 1, 2008, seventy five percent (75%) if elected by the Spouse) of the amount of such installments will continue to be paid monthly to the Spouse for the remainder of the Spouse’s lifetime.
SECTION 8.4.   Right to Elect Alternate Form of Benefit In lieu of the benefits provided by Section 8.3, a Member shall have the right to elect, prior to his or her Benefit Commencement Date, an alternative form of benefit, in accordance with the terms of Section 8.6. If the Member is married, any such election may be made only with the written consent of his or her Spouse, executed as provided under Section 8.5. Any alternative form of benefit shall be the Actuarial Equivalent of the Member’s Accrued Benefit. The Employer and the Management Benefits and Compensation Committee shall be entitled to rely conclusively upon documentation presented to its or their satisfaction that a Member is not married or, if a Member is married at the time of reference, that such Member’s Spouse cannot be located or that the consent of such Spouse is not obtainable, for whatever circumstances the Secretary of the Treasury prescribes by regulations as sufficient to justify the commencement or waiver of benefits without Spousal consent.
Regardless of the form of payment, all distributions shall comply with Section 401(a)(9) of the Code and the regulations promulgated thereunder, including the minimum distribution incidental death benefit requirements of Section 401(a)(9)(G) of the Code and the regulations promulgated thereunder, and such provisions shall override any Plan provisions otherwise inconsistent therewith.
SECTION 8.5.   Form of Election A Member may make or revoke an election of any form of benefit to which the Member is entitled under this Article 8 in writing to the

Management Benefits and Compensation Committee, and such election or revocation shall be subject to the following conditions:
(a)    The Management Benefits and Compensation Committee shall furnish to each Member a general written explanation in nontechnical terms of the availability of the various optional forms of payment under the Plan within a reasonable period of time prior to the earliest date the Member could retire under the Plan. A Member has a right to receive, within thirty (30) days after filing a written request with the Management Benefits and Compensation Committee, a written explanation of the terms and conditions of the Qualified Joint and Survivor Annuity and the financial effect upon the Member, given in terms of dollars per annuity payment. Requests for additional information may be made by the Member at any time before the ninetieth (90th) day prior to the Benefit Commencement Date.
(b)    An election to receive an optional form of benefit may be made at any time during the Election Period. The Election Period is a period of one hundred eighty (180) days prior to the Member’s Benefit Commencement Date. Subject to subparagraph (c) below, a Member may make an election not to receive the Qualified Joint and Survivor Annuity, revoke any previous election, and if the Member so desires, make a new election, until the expiration of the Election Period.
(c)    If a Member is married, an election of a form of benefit other than the Qualified Joint and Survivor Annuity will require the written consent of the Spouse, and such written consent must be witnessed by a notary public or a representative of the Plan.
SECTION 8.6.   Optional Forms of Retirement Benefit Unless otherwise provided below, a Member may elect to receive his or her Accrued Benefit in any one of the following optional forms of benefit, each of which shall be the Actuarial Equivalent Value of such Member’s Accrued Benefit:
(a)    Joint and Survivor Annuity Option Any Member (other than a Member who terminates employment with the Employer or an Affiliated Employer prior to his or her Early Retirement Date) may elect to receive a monthly benefit payable to the Member for life, and after the Member’s death in an amount equal to one hundred percent (100%), or seventy-five percent (75%), or fifty percent (50%) of such amount as specified by the Member, to the joint annuitant for life. Should the joint annuitant die prior to the Member’s Benefit Commencement Date, any election of this option shall be automatically canceled and the benefit hereunder shall be payable in the normal form of benefit as described under Section 8.3.
(b)    Months Certain and Life Income Annuity Option Any Member who terminates employment with the Employer on or after such Member’s Early Retirement Date may elect to receive his or her benefit in the form of monthly payments over the Member’s lifetime with a guaranteed minimum period (“Period Certain”) of either one hundred twenty (120) or one hundred eighty (180) months, as designated by the Member. Notwithstanding the above, a Member who was a participant in the Master Retirement Plan of the Dun & Bradstreet Corporation for Employees of I.M.S. International, Inc. as of December 31, 1992 may elect to receive his or her benefit in monthly payments over a Period Certain of sixty (60) months. In the event of the death of the Member after the Benefit Commencement Date, but prior to the Member’s receiving benefit payments for the full Period Certain he or she has elected, the monthly payments remaining for the Period Certain shall be paid to the Member’s Beneficiary (or contingent Beneficiary) designated in accordance with Section 6.2 In no event shall a Member be permitted to elect a Period Certain extending beyond the life expectancy of the Member and his or her designated Beneficiary, if any.
(c)    Straight Life Annuity Option A Member may elect to receive a single life annuity payable in equal unreduced monthly payments during the Member’s lifetime, with no further payments to any other person after the Member’s death.
(d)    50% Lump Sum Option A Member (other than a Member who is entitled to receive the Frozen Accrued Benefit described in Section 4.8 or the Grandfather Benefit Amount described in Section 4.9) may elect to receive fifty percent (50%) of his or her vested Retirement Account balance in a lump sum payment as of his or her Severance Date (“50% Lump Sum Option”); provided, however, that for distributions with an annuity starting date prior to January 1, 2008, the 50% Lump Sum Option shall equal fifty percent (50%) of the actuarial present value of the Member's vested Accrued Benefit using the definition of Actuarial Equivalent Value in Section 1.2(b) if that results in a larger lump sum distribution. Such election may be made at any time up to and including the Member’s Postponed Retirement Date. The remaining fifty percent (50%) of the Retirement Account Balance will continue to be credited with Interest Credits to the Benefit Commencement Date. The benefit payable in a form other than a lump sum as of the Benefit Commencement Date will be the Actuarial Equivalent Value of the remaining Retirement Account balance as of that date in a form of benefit provided under Sections 8.3 and 8.6. In no event may the Benefit Commencement Date for the remaining Retirement Account balance be prior to the Member’s Early Retirement Date. Notwithstanding the foregoing provisions of this paragraph 8.6(d), if an actuarial adjustment is made to the Normal Retirement Benefit of a Member due to the application of the suspension of benefit notification rules of Section 411 of the Code and Section 203 of ERISA in 1995 and 1996, such Member may elect a 50% Lump Sum Option if, absent such adjustment, the Member would not be entitled to the Grandfather Benefit Amount. For purposes of determining eligibility for Members to receive the 50% Lump Sum Option, a determination shall be made using a comparison of the Actuarial Equivalent Benefit under the Retirement Account at Early Retirement Age (or current age, if later) and the Grandfather Benefit Amount payable at age fifty-five (55).
(e)    Level Income Annuity Option. Any Member (other than a Member who terminates employment with the Employer prior to his or her Early Retirement Date) may elect a monthly benefit providing for a level combined income from the Plan and the Member’s primary Social Security benefit, both before and after the date Social Security benefits are payable. For purposes of this option, the Benefit Commencement Date for the Member’s primary Social Security benefits shall be the first day of the month next following his or her attainment of age sixty-two (62) A Member may not revoke his or her election of this option or otherwise change the provisions of his or her election in any way after his or her Benefit Commencement Date. A Level Income Annuity Option may be elected in the form of a Joint and Survivor Annuity Option, a Straight Life Annuity Option, or a Months Certain and Life Income Annuity Option.

(f)    100% Lump Sum Option. In addition to the forms of benefit available pursuant to Section 8.3 and this Section 8.6, a Member who is not receiving annuity payments as of June 30, 2015 may elect to receive his or her entire vested Accrued Benefit in the form of a lump sum payment as of his or her Benefit Commencement Date. Notwithstanding Section 8.6(d), a Member who has previously elected a 50% lump sum benefit pursuant thereto may elect a lump sum distribution of his remaining Accrued Benefit even if he has not yet attained his Early Retirement Date. The amount of such lump sum payment shall be equal to the Actuarial Present Value of one hundred percent (100%) of the Member’s vested Accrued Benefit (or remaining Accrued Benefit for a Member who has previously elected a 50% lump sum benefit) payable in a life annuity form of payment at the participant’s Benefit Commencement Date (determined using the mortality assumption in Section 1.2(b)(i) and the interest rate assumption in Section 1.2(b)(ii)(C)).
SECTION 8.7.   Beneficiary(ies) Subject to the provisions of Section 6.2:
(a)    a Member may designate his or her Spouse, or, with the consent of the Member’s Spouse (if any), any individual to be the joint annuitant under the Joint and Survivor Annuity Option described in Section 8.6(a); and
(b)    with respect to the Months Certain and Life Income Option described in Section 8.6(b), in the event the Beneficiary predeceases the Member, benefits shall continue to be paid over the full Period Certain to such Member’s contingent Beneficiary as shall have been designated by the Member on his or her Beneficiary designation election form.
SECTION 8.8.   Lump Sum Payment If the Actuarial Equivalent Value of a Member’s Accrued Benefit as described under Section 4.1 or 4.9 as of his or her Benefit Commencement Date does not exceed $1,000, such amount shall be automatically paid in the form of a lump sum payment as soon as reasonably practicable following the Member’s termination of employment.
SECTION 8.9 Direct Rollover Treatment for Certain Distributions Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section 8.9, a distributee may elect, at the time and in the manner prescribed by the Management Benefits and Compensation Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

An eligible rollover distribution is a distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:
(a)    any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or the joint life expectancies) of the distributee and the distributee’s designated Beneficiary, or for a specified period of ten (10) years or more;
(b)    any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and

(c)    any hardship withdrawal.
An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, a qualified trust described in Section 401(a) of the Code, a plan described in Section 403(b) of the Code, or an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving Spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.
A distributee is an Employee or former Employee. In addition, the Employee’s or former Employee’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, is a distributee with regard to the interest of the Spouse or former Spouse.
A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.
In addition, a Beneficiary who is not the Member's Spouse but who is a "designated beneficiary" within the meaning of Section 401(a)(9)(E) of the Code may elect to have the portion of the distribution that otherwise is an eligible rollover distribution transferred in a trustee-to-trustee transfer to an individual retirement account or an individual retirement annuity that has been established for purposes of receiving such distribution.
With respect to distributions after December 31, 2007, a distributee who is a Member, a Spouse of a Member or an alternate payee may elect to directly roll over all or a portion of the eligible rollover distribution to a Roth IRA in a manner permitted by guidance issued by the Internal Revenue Service.
In the event that the provisions of this Section 8.9 or any part thereof cease to be required by law as a result of subsequent legislation or otherwise, this Section 8.9 or applicable part thereof shall be ineffective without necessity of further amendment of the Plan.
Any such election shall be made (i) on forms approved by and filed with the Management Benefits and Compensation Committee, (ii) by telephonic, electronic or other data transmission in a manner approved by the Management Benefits and Compensation Committee, or (iii) in any other manner approved by the Management Benefits and Compensation Committee in its sole discretion.
SECTION 8.9 Retroactive Benefit Commencement Dates To the extent otherwise permitted by the Plan, a Member or a Beneficiary may elect a Retroactive Benefit Commencement Date. For purposes hereof, the term "Retroactive Benefit Commencement Date" shall have the same meaning as "retroactive annuity starting date" in Treasury Regulation Section 1.417(e)-1(b)(3)(iv)(B). If such a Retroactive Benefit Commencement Date is elected by a

Member or Beneficiary, the distribution shall be administered in accordance with the rules set forth in Treasury Regulation Sections 1.417(e)-1(b)(3)(v) and (vi).
ARTICLE IX
FUNDING

SECTION 9.1.   Funding Policy All contributions under the Plan shall be made by the Employer and shall only be made if such contributions are deductible by the Employer under Code Section 404. Such contributions will be determined on the basis of actuarial valuations of the assets and liabilities of the Plan by an independent actuary, who also may perform actuarial or consulting services for the Employer. Such contributions shall be voluntary and the Employer shall be under no legal obligation except as otherwise provided under this Plan or under ERISA or other applicable law to any person interested in the Plan to make or continue them. Contributions made by the Employer to the Plan may be used for the purposes of the payment of any benefits and the proper expenses of administering the Plan.
SECTION 9.2.   Trust Fund The assets of the Plan shall be held in Trust by one or more corporate trustees pursuant to the terms of a trust agreement or trust agreements between Moody’s Corporation and each corporate trustee. Such Trust agreement or agreements shall provide that the assets of the Plan shall be invested and reinvested in such investments as either the corporate Trustee or an investment manager or managers appointed by the Management Benefits and Compensation Committee may deem advisable. Any investment manager appointed by the Management Benefits and Compensation Committee shall be an investment adviser registered under the Investment Advisers Act of 1940, a bank as defined in that Act, or an insurance company qualified to perform investment management services under the laws of more than one State, or any other entity which qualifies as an investment manager pursuant to Section 3(38) of ERISA, as may be amended from time to time, which investment manager shall have acknowledged in writing that it is a fiduciary with respect to the Plan (each, an “Investment Manager”). Investment decisions with respect to the Fund, including the authority to acquire and dispose of Plan assets shall be, to the extent determined by the Management Benefits and Compensation Committee, the exclusive responsibility of the corporate Trustee or the Investment Manager having discretionary investment authority under the terms of the governing Trust agreement.
SECTION 9.3.   Non-Diversion of the Fund The Fund shall never inure to the benefit of the Employer and shall be held for the exclusive purposes of providing benefits to Members and their Beneficiaries and defraying reasonable expenses of administering the Plan; provided, however, that assets of the Plan may revert to the Employer in the event of a Plan termination to the extent that assets of the Plan exceed all benefit liabilities of the Plan or in the event of a contribution made by a mistake of fact if such mistaken contribution is returned within one year of its payment to the Fund. Contributions, which are conditioned on their being deductible under the Code, also may be returned within one year of the deduction being disallowed by the Internal Revenue Service. To the extent permitted by applicable law, the Company may elect to pay all (or its pro rata portion) of the administrative expenses of the Plan and fees and retainers of the Plan’s trustee, actuary, accountant, counsel, consultant, administrator, or other specialist so long as the Plan or Fund remains in effect. To the extent that the Company does not elect to pay such expenses directly, the Company may direct the Trustee to pay the proper expenses of administering the Plan out of the Fund.
SECTION 9.4.   Rights of Members and Others No Employee, Member or Beneficiary under this Plan or any other persons shall have any interest in or right to any part of the corpus, income or earnings of the Fund, except as and to the extent provided in this Plan.
SECTION 9.5.   Contingent Nature of Contributions Unless the Employer notifies the Management Benefits and Compensation Committee and the Trustee in writing to the contrary, all contributions made to this Plan are expressly conditioned upon their deductibility under Section 404 of the Code.
ARTICLE X
PLAN ADMINISTRATION

SECTION 10.1.   Named Fiduciary. The Management Benefits and Compensation Committee shall be the named fiduciary (the “Named Fiduciary”) which shall have authority to control and manage the operation and administration of the Plan and to manage and control its assets. The Management Benefits and Compensation Committee shall consist of not less than three (3) nor more than seven (7) members, as may be appointed by the Board of Directors from time to time. Any member of the Management Benefits and Compensation Committee may resign at will by notice to the Board of Directors or be removed at any time (with or without cause) by the Board of Directors.
SECTION 10.2.   Allocation of Duties. The Named Fiduciary may from time to time allocate fiduciary responsibilities among its members and may designate persons other than members of the Named Fiduciary to carry out fiduciary responsibilities under the Plan, and such persons shall be deemed to be fiduciaries under the Plan with respect to such delegated responsibilities. Fiduciaries may employ one or more persons to render advice with regard to any responsibility such fiduciary has under the Plan.
SECTION 10.3.   Authority. The Named Fiduciary (and its delegees) shall have the exclusive right to interpret any and all of the provisions of the Plan and to determine any questions arising thereunder or in connection with the administration of the Plan. Any decision or action by the Named Fiduciary (and its delegees) shall be conclusive and binding upon all Employees, Members and Beneficiaries. In all instances the Named Fiduciary (and its delegees) shall have complete discretionary authority to determine eligibility for participation and benefits under the Plan, and to construe and interpret all provisions of the Plan and all documents relating thereto including, without limitation, all disputed and uncertain terms. All deference permitted by law shall be given to such constructions, interpretations and determinations.
SECTION 10.4.   Action. Any action to be taken by the Named Fiduciary shall be taken by a majority of its members either at a meeting or by written instrument approved by such majority in the absence of a meeting. A written resolution or memorandum signed by one member of the Management Benefits and Compensation Committee member and the secretary of the

Management Benefits and Compensation Committee shall be sufficient evidence to any person of any action taken pursuant to the Plan.
SECTION 10.5.   Fiduciary Capacity. Any person, corporation or other entity may serve in more than one fiduciary capacity under the Plan.
SECTION 10.6.   Determination of Benefits and Benefit Claims Procedures All benefits payable under the Plan shall be authorized in writing by the Management Benefits and Compensation Committee (or by such person or committee to whom such responsibility may have been delegated by the Management Benefits and Compensation Committee pursuant to the power vested in it herein) and shall be communicated in writing to the Member or Beneficiary. Any Member or Beneficiary may apply to the Management Benefits and Compensation Committee for payment of any benefit that may be due to him or her under the Plan. Such application shall set forth the nature of the claim and any information as the Management Benefits and Compensation Committee may reasonably request. Upon receipt of any such application, the Management Benefits and Compensation Committee shall determine whether or not the Member or Beneficiary is entitled to the benefit hereunder.
If an application for benefits is denied, in whole or in part, the Management Benefits and Compensation Committee shall give written notice to any Member of Beneficiary of the denial. The notice shall be given within ninety (90) days after receipt of the Member’s or Beneficiary’s application unless special circumstances require an extension for processing the claim. In no event shall such extension exceed a period of ninety (90) days from the end of such initial review period. The notice will be delivered to the claimant or sent to the claimant’s last known address and will include the specific reason or reasons for the denial, a specific reference or references to pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim (which will indicate why such material or information is needed), and an explanation of the Plan’s claims review procedure.
If the claimant wishes to appeal the denial of the application for benefits, the claimant or a duly authorized representative must file a written request with the Committee for a subsequent review. This request must be made by the claimant within sixty (60) days after receiving notice of the claim’s denial. The claimant or representative may review pertinent documents relating to the claim and its denial, may submit issues and comments in writing to the Management Benefits and Compensation Committee. Within sixty (60) days after receipt of such a request for review, the Management Benefits and Compensation Committee shall reconsider the claim, and make a decision on the merits of the claim. If circumstances require an extension of time for processing the claim, the sixty (60) day period may be extended but in no event more than one hundred and twenty (120) days after the receipt of a request for review. The decision on review will be in writing and include specific reasons and references to the pertinent Plan provisions on which the decision is based.
ARTICLE XI
MERGERS, CONSOLIDATIONS AND ASSETS OR LIABILITY TRANSFERS

SECTION 11.1.   Mergers, Consolidations and Transfers The merger or consolidation with, or transfer of the allocable portion of the assets and liabilities of the Fund to any other qualified retirement plan trust shall be permitted in the sole discretion of the Management Benefits and Compensation Committee; provided, however, that such merger, consolidation or transfer shall occur only if the benefit each Member would receive, if the Plan were terminated immediately after such merger or consolidation of such transfer of the allocable portion of the assets and liabilities, would be at least as great as the benefits he or she would have received had the Plan been terminated immediately before the date of such merger, consolidation or transfer. No such merger, consolidation, or transfer shall be effected until and unless an actuarial statement satisfactory to the Management Benefits and Compensation Committee is filed with the Committee evidencing compliance with the foregoing requirements of this Section 11.1.
ARTICLE XII
AMENDMENT OF PLAN
SECTION 12.1.   Right to Amend the Plan By action of its Board of Directors, the Management Benefits and Compensation Committee or any delegate thereof, the Company reserves the right to modify, alter or amend this Plan on behalf of itself and any other Employer from time to time to any extent that it may deem advisable including, but without limiting the generality of the foregoing, any amendment deemed necessary to ensure the continued qualification of the Plan under Section 401 of the Code or the appropriate provisions of any subsequent revenue law. Except as provided in Section 13.1, no such amendment(s) shall have the effect of reverting to the Employer the whole or any part of the principal or income for purposes other than for the exclusive benefit of Members or Beneficiaries at any time prior to the satisfaction of all the liabilities under the Plan with respect to such persons. No amendment shall reduce a Member’s Accrued Benefit on the effective date of the Plan amendment or eliminate an optional form of benefit under the Plan with respect to the Member’s Accrued Benefit on the date of the amendment.
SECTION 12.2.   Prior Plan Provisions The Plan as in effect prior to the effective date of any amendment (heretofore or hereafter adopted) will continue to apply to those who terminated employment on account of death, retirement, or any other reason, prior to such date unless the context of the Plan as amended from and after any such date is clearly made applicable to those who terminated prior to such date.
SECTION 12.3.   Plan Qualification Notwithstanding the provisions of Sections 12.1 and 12.2, any amendment may be retroactive to the extent necessary to preserve the tax-qualified status of the Plan.
ARTICLE XIII
TERMINATION OF THE PLAN
SECTION 13.1.   Right to Terminate The Plan The Board of Directors may at any time, in accordance with its established rules of procedure, terminate or permanently discontinue contributions under the Plan at any time on behalf of itself and/or any Employer. The assets of the Plan shall never inure to the benefit of any Employer and shall be held for the exclusive purposes of providing benefits to Members and their Beneficiaries and defraying reasonable expenses of administering the Plan; provided, however, assets of the Plan may revert to an Employer in the event of a Plan termination to the extent that assets of the Plan exceed all liabilities of the Plan or pursuant to Section 18.2.
SECTION 13.2.   Vesting Upon Plan Termination or Partial Termination In the event of termination of the Plan, no further contributions shall be made hereunder and the right of each Member to benefits accrued to the date of termination to the extent funded shall be nonforfeitable. In the event of partial termination, the following provisions of this paragraph shall apply only to the portion of the Plan terminated. In the event of termination of the Plan by action of the Board of Directors or otherwise, the assets of the Plan shall be allocated among Members and their Beneficiaries in accordance with the provisions of Section 4044 of ERISA; provided, however, if the application of said provisions of Section 4044 results in the reduction or elimination of any benefits under any predecessor plan which were vested on December 31, 1975, and which would have been distributed under the termination priorities set forth in such Plans as of such date, the Company shall request the Pension Benefit Guaranty Corporation to initiate or shall on its own initiate an appropriate legal proceeding in accordance with the provisions of Section 4042 of ERISA. Upon the complete termination of the Plan, the rate of interest used to determine Accrued Benefits under the Plan shall be equal to the average of the rates of interest used under the Plan during the 5-year period ending on the termination date.
SECTION 13.3.   Residual Assets Returned to Company The residual assets of the Plan shall be returned to the Company after all liabilities of the Plan to Members and their Beneficiaries have been satisfied.
SECTION 13.4.   Settlement of Termination Liabilities Upon termination of the Plan, and subject to regulations of the Pension Benefit Guaranty Corporation or other applicable laws, any amount allocated for the benefit of a Member or Beneficiary shall be applied for his or her benefit, as the Management Benefits and Compensation Committee determines in its sole discretion, either by cash payment or by the purchase of an insurance company contract, or by any combination of the foregoing.
ARTICLE XIV
LIMITATION OF RETIREMENT BENEFITS
SECTION 14.1.   Special Limitation for Twenty-Five Highest Paid The provisions of this Article 14 shall apply (a) in the event the Plan is terminated, to any Member who is a Highly Compensated Employee or Highly Compensated Former Employee of the Company or any Affiliated Employer and (b) in any other event, to any Member who is one of the twenty-five (25) highest compensated Employees or former Employees of the Company or any Affiliated Employer for a Plan Year. The amount of the annual payments under the Plan to any Member to whom this Article 14 applies shall not exceed an amount equal to the payment that would be made under the Plan during the Plan Year on behalf of the Member under a single life annuity which is the Actuarial Equivalent to the sum of the Member’s Accrued Benefit and any other benefits under the Plan.

SECTION 14.2.   Exception To Special Limitations The provisions of Section 14.1 shall not apply if (a) the value of the benefits which would be payable under the Plan to a Member described in Section 14.1 is less than one percent (1%) of the value of the current liabilities (as defined in Section 412(l)(7) of the Code) under the Plan or (b) the value of the Plan’s assets equals or exceeds, immediately after payment of a benefit under the Plan to a Member described in Section 14.1 one hundred ten percent (110%) of the value of the current liabilities under the Plan.
SECTION 14.3.   Plan Termination Limit Notwithstanding the provisions of Sections 14.1 and 14.2, in the event the Plan is terminated, the restrictions contained in Section 14.1 shall not be applicable if the benefits payable under the Plan to any Member who is a Highly Compensated Employee or a Highly Compensated Former Employee are limited to benefits which are non-discriminatory under Section 401(a)(4) of the Code.
SECTION 14.4.   Interpretation The foregoing provisions of this Article 14 are intended to conform the Plan to the requirements of Section 1.401(a)(4)-5(b) of the Treasury Regulations, and shall be construed accordingly. In the event that under any statute, regulation or ruling the conditions of this Section are no longer required for the Plan to comply with the requirements of Section 401 (or any other provisions with respect to qualification for tax exemption of retirement plans and trusts) of the Code, such conditions shall immediately become void and shall no longer apply without the necessity of an amendment to the Plan.
ARTICLE XV
LIMITATIONS ON BENEFITS

SECTION 15.1.   Code Section 415 Limits In no event may a Member’s Projected Annual Benefit (as defined below) in any Limitation Year (as defined below) exceed the maximum permitted under Section 415 of the Code. For this purpose:
(a)    “Limitation Year” means the calendar year.
(b)    “Defined Benefit Plan” means this Plan or any retirement plan maintained by the Company or any Affiliated Employer within the meaning of Section 415(h) of the Code that is not a Defined Contribution Plan.
(c)    “Defined Contribution Plan” means any retirement plan maintained by the Company or any Affiliated Employer within the meaning of Section 415(h) of the Code which provides for an individual account for each participant and for benefits based solely on the amount contributed to such account and any income, expense, gains and losses, and forfeitures of accounts of other participants which may be allocated to such account.
(d)    (i)  A Member’s “Projected Annual Benefit” under a Defined Benefit Plan shall be equal to the annual retirement benefit to which he or she would be entitled under such plan if he or she were to continue employment until his or her Social Security Retirement Age (as defined below) under such plan, and all other relevant factors used to determine benefits under the Plan were to remain the same as in the current Plan Year for all future Plan Years.
(ii)    For purposes of this Subparagraph (e)

(A)    a Member's benefit that is payable in a form other than a straight life annuity and that is subject to Section 417(e)(3) of the Code shall be converted into the form of an annual retirement benefit which is provided in the form of a straight life annuity, as follows. If the annuity starting date is in a Plan Year beginning after 2005, the converted amount shall equal annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the Member’s form of benefit, using whichever of the following produces the greatest annual amount: (x) the interest rate and the mortality table otherwise used under the Plan for adjusting benefits in the same form; (y) a 5.5% interest rate and the applicable mortality table; and (z) the applicable interest rate under Section 417(e)(3) of the Code and the applicable mortality table, divided by 1.05. If the annuity starting date is in a Plan Year beginning in 2004 or 2005, the converted amount shall equal the annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the Member’s form of benefit payable, using whichever of the following produces the greater annual amount: (xx) the interest rate and the mortality table or other tabular factor used under the Plan for adjusting benefits in the same form; and (yy) a 5.5% interest rate and the applicable mortality table. In determining the actuarially equivalent straight life annuity for a benefit form other than a nondecreasing annuity payable for a period of not less than the life of the Member (or, in the case of a qualified pre-retirement survivor annuity, the life of the surviving Spouse), or decreases during the life of the Member merely because of (a) the death of the survivor annuitant (but only if the reduction is not below 50% of the annual benefit payable before the death of the survivor annuitant), or (b) the cessation or reduction of Social Security supplements of qualified disability payments (as defined in Section 401(a)(11) of the Code, the interest rate as set forth in Section 1.2 of the Plan will be substituted for "a 5.5% interest rate" in the preceding sentence. No actuarial adjustment to the benefit is required for (a) the value of a qualified joint and survivor annuity, (b) benefits that are not directly related to retirement benefits (such as the qualified disability benefit, pre-retirement death benefits, and post-retirement medical benefits), and (c) the value of post-retirement cost-of-living increases made in accordance with Section 415(d) of the Code and section 1.415-3(c)(2)(iii) of the Income Tax Regulations. The annual benefit does not include any benefits attributable to employee contributions or rollover contributions, or the assets transferred from a qualified plan that was not maintained by the Employer;
(B)    if the annual benefit of the Member commences before the Member's Social Security Retirement Age, but on or after age 62, the limitation in Section 15.2(a) (as reduced in (A) above, if necessary), shall be determined as follows:
(i)     If a Member's Social Security Retirement Age is 65, the limitation for benefits commencing on or after age 62 is determined by reducing the limitation by 5/9 of one percent for each month by which benefits commence before the month in which the Member attains age 65.

(ii)    If a Member's Social Security Retirement Age is greater than 65, the limitation in Section 15.2(a) for benefits commencing on or after age 62 is determined by reducing the limitation by 5/9 of one percent for each of the first 36 months and 5/12 of one percent for each of the additional months (up to 24 months) by which benefit commence before the month of the Member's Social Security Retirement Age;

(C)    if the benefit of a Member commences prior to age 62, the limitation in Section 15.2(a) shall be an annual benefit that is the actuarial equivalent of the defined benefit dollar limitation for age 62, as determined above, reduced for each month by which benefits commence before the month in which the Member attains age 62. The annual benefit beginning prior to age 62 shall be determined as the lesser of the equivalent annual benefit computed using the interest rate and mortality table (or other tabular factor) equivalence for early retirement benefits, and the equivalent annual benefit computed using a 5 percent interest rate and the mortality table from Section 1.2. Any decrease in the adjusted limitation determined in accordance with this subparagraph (C) shall not reflect any mortality decrement to the extent that benefits will not be forfeited upon the death of the Member.
If the annual benefit of a Member commences after the member's Social Security Retirement Age, the limitation as reduced in (B) above, if necessary, shall be adjusted so that it is the actuarial equivalent of an annual benefit of such limitation beginning at the Member's Social Security Retirement Age. The equivalent annual benefit beginning after Social Security Retirement Age shall be determined as the lesser of the equivalent annual benefit computed using the interest rate and mortality table (or other tabular factor) specified in the Plan for purposes of determining actuarial equivalence for delayed retirement benefits, and the equivalent annual benefit computed using a 5 percent interest rate assumption and the mortality table as set forth in Section 1.2 of the Plan.
(D)    if an annual retirement benefit begins after age 65, the otherwise applicable dollar limitation shall be adjusted so that it is the Actuarial Equivalent of an annual retirement benefit commencing at age 65 using an interest assumption equal to the lesser of five percent (5%) or the interest rate used by the Plan;
(E)    an annual retirement benefit which is attributable all or in part to employee or rollover contributions (as defined in Section 402(c), 403(a)(4) or 408(d)(3) of the Code) shall be reduced so that it will be the equivalent of an annual retirement benefit derived solely from Employer contributions; and
(F)    if any Member has completed (I) fewer than ten (10) years of Plan participation, the dollar limitation under Section 15.2(a) otherwise applicable to him or her shall be reduced by multiplying it by a fraction, the numerator of which is his or her years of Plan participation as of the close of the Limitation Year and the denominator of which is ten (10), and/or (II) fewer than ten (10) Years of Service with the Company and or any Affiliated Employer, the limitations under Sections 15.3 otherwise applicable to him or her shall be reduced by multiplying it by a fraction, the numerator of which is his or her Years of Service as of the close of the Limitation Year and the denominator of which is ten (10).
(e)    “Social Security Retirement Age” means the social security retirement age as defined under Section 415(b)(8) of the Code which shall mean age sixty-five (65) in the case of a Member attaining age sixty-two (62) before January 1, 2000 (i.e., born before January 1, 1938), age sixty-six (66) for a Member attaining age sixty-two (62) after December 31, 1999, and before January 1, 2017 (i.e., born after December 31, 1937, but before January 1, 1955), and age sixty-seven (67) for a Member attaining age sixty-two (62) after December 31, 2016 (i.e., born after December 31, 1954).
(f)    “415 Compensation” means the Member's compensation, within the meaning of Treas. Reg. § 1.415-2(d)(1) and (2), for a Limitation Year from the Company and all Affiliated Employers, including, to the extent includible in gross income, the Member’s wages, salary, and other amounts (including fringe benefits, reimbursements, expense allowances, vacation pay, and long-term disability benefits) received or made available or, as applicable, accrued for personal services actually rendered, earned income from sources outside the United States whether or not excluded from taxable gross income, non-deductible moving expenses paid on behalf of or reimbursed to the Member, non-qualified stock options taxable in the year granted, and, as applicable, amounts previously not included which are earned but not paid in such period because of the timing of pay periods and pay days but are paid during the first few weeks following the end of such period, but excluding deferred compensation, stock options and other distributions that receive special tax benefits. In addition, 415 Compensation also includes any amounts deferred pursuant to Section 402(g)(3) of the Code, excludable from the gross income of the Member pursuant to Section 125 of the Code, and qualified transportation fringe benefits described in Section 132(f)(4) of the Code.
SECTION 15.2.   Maximum Projected Benefit In no event may a Member’s Projected Annual Benefit under Defined Benefit Plans for any Limitation Year exceed the amount prescribed by Section 415 of the Code. For purposes of determining the Projected Annual Benefit payable, subject to the adjustments hereinafter set forth, the Projected Annual Benefit of a Member who completes at least ten (10) Years of Service and to whom payments commence on or after his or her Social Security Retirement Age at any time within a Limitation Year shall not exceed the lesser of:
(a)    One Hundred Sixty Thousand Dollars ($160,000) or such indexed amount as shall be prescribed by the Secretary of the Treasury as of the first day of a Limitation Year in accordance with Section 415(b) of the Code; or
(b)    One hundred percent (100%) of the Member’s highest average annual 415 Compensation determined over three (3) years of employment in which such average is highest; or
(c)    Notwithstanding the foregoing, if the Member has never participated in any Defined Contribution Plans, his or her Projected Annual Benefit shall be not less than Ten

Thousand Dollars ($10,000) or such proportional amount thereof as shall be applicable because fewer than ten (10) Years of Service have been completed.
(d)    If the applicable Section 415 limits are increased after a benefit is in pay status by virtue of an adjustment to those limits reflecting a change in the cost of living index, benefit payments to a Member shall be increased automatically to the maximum extent permitted under the revised limits. In addition, if the applicable Section 415 limits are increased after a Member’s termination of employment, a Member’s Accrued Benefit shall be increased automatically to the maximum extent permitted under the revised limits. These increases shall occur only to the extent it would not cause the benefit to exceed the benefit to which the Member would have been entitled in the absence of the Section 415 limits.
SECTION 15.3.   Interpretation This Section shall be interpreted in accordance with regulations under Section of 415 of the Code, and any applicable dollar limitations (whether higher or lower than the amounts specifically stated herein) imposed by such legislation if different from the dollar amounts specified herein shall be incorporated herein and shall supersede such stated dollar amounts as though the Plan had been amended accordingly. In the event that under any statute, regulation or ruling the conditions of this Section are no longer required for the Plan to comply with the requirements of Section 401 (or any other provisions with respect to qualification for tax exemption of retirement plans and trusts) of the Code, such conditions shall immediately become void and shall no longer apply without the necessity of an amendment to the Plan.
ARTICLE XVI
PARTICIPANTS IN PREDECESSOR PLANS

SECTION 16.1.   No Duplication of Benefits Except as may be expressly provided to the contrary in the Plan, the amount and form of retirement benefits provided to a Member under the Plan shall be in lieu of any such benefits payable to such Member or his or her Beneficiary under the terms of any Predecessor Plan for any service with The Dun & Bradstreet Corporation prior to the Effective Date or any business entity merged into or otherwise acquired by The Dun & Bradstreet Corporation prior to January 1, 1985; provided, however, if any amounts are payable with respect to Service with such a merged or acquired business from a source other than the Fund, such benefits shall reduce the amount of any benefit payable to such Member or his or her Beneficiary for such Service under the Plan, the Prior Plan or The Dun & Bradstreet Retirement Account as in effect from and after January 1, 1985, whether or not such amounts are payable to the same person entitled to benefits under the Plan. Notwithstanding anything hereinabove to the contrary, entitlement of a Member or any Beneficiary to benefits under the Plan, the Prior Plan or The Dun & Bradstreet Retirement Account with respect to any period of Service with any business entity merged into or otherwise acquired by the Company prior to January 1, 1985, or any limitation on or reduction of benefits under the Plan as a result of such Service or otherwise shall continue to be determined in accordance with the schedule attached to the Predecessor Plan applicable to such Member or with the schedule, if any, applicable to such Predecessor Plan which was attached to and made a part of the Prior Plan prior to January 1, 1985.

SECTION 16.2.   Payment of Integrated Amounts If any Member or his or her Beneficiary would have been entitled to a refund of any Integrated Amount under the terms of the Predecessor Plan, such Integrated Amount shall continue to be payable in accordance with the provisions of such Predecessor Plan, subject to the following:
(a)    Unless a Member waives payment of such refund upon termination of Service (other than by death or retirement), any deferred benefits payable under the Plan to such Member or his or her Beneficiary shall be reduced by the Integrated Amount refunded. For purposes of computing such reduction, the actuarial value of the Normal Retirement Benefit payable at Normal Retirement Age calculated as of such date shall be reduced by the Integrated Amount distributed to such Member. If such Member is reemployed, he or she shall receive no credit for Service prior to the date of reemployment unless he or she repays to the Fund within five years of reemployment an amount equal to the amount received by him or her as a lump sum distribution plus interest at the rate earned by such Integrated Amount under the terms of such Predecessor Plan (not in excess of five percent (5%)) compounded annually; and
(b)    Any Integrated Amount payable on the death of a Member (whether prior or subsequent to retirement) or his or her Beneficiary shall be payable only when there is no person thereafter entitled to any retirement benefits under the Plan and shall be reduced by the amount of any benefits previously paid to such Member or his or her Beneficiary under the Plan or Predecessor Plan.
ARTICLE XVII
TOP-HEAVY CONTINGENCY

SECTION 17.1.   General Rule The provisions of this Article 17 shall apply only in a Plan Year in respect of which the Plan becomes top-heavy as herein defined and thereafter to the extent provided herein.
SECTION 17.2.   Aggregation Group The Plan shall be considered to be top-heavy in any Plan Year if the aggregation group of which the Plan is required to be a part becomes top-heavy for such year; provided, however, the Plan shall not be considered to be top-heavy in such Plan Year if by the inclusion of additional plans permitted to be included in such required aggregation group the resulting permissive aggregation group is not top-heavy for such year.
(a)    The required aggregation group as to the Plan shall include the Plan and any pension, profit sharing or stock bonus plan of the Company or any Affiliated Employer, its subsidiaries and any other corporation or entity under common control by or with the Company if such plan is intended to be a qualified plan under Section 401(a) of the Code, and either (i) includes or has included any Key Employee (as defined below) as a participant in the Plan Year for which a determination is being made or in the five (5) immediately preceding Plan Years or (ii) enables the Plan or any such plan to meet the anti-discrimination requirements or minimum participation standards applicable to qualified plans under the Code.
(b)    The permissive aggregation group shall include plans in the required aggregation group and any other comparable plan of an Employer in the controlled group specified in subparagraph (a) or to which such Employer contributes if such plan is intended to be qualified under Section 401(a) of the Code and continues to meet the anti-discrimination requirements and minimum participation standards of the Code when considered together with the plans in the required aggregation group.
A terminated or frozen plan shall be treated as part of the required or permissive aggregation group only in accordance with regulations promulgated under Code Section 416.
SECTION 17.3.   Top-Heavy Definition A required aggregation group or a permissive aggregation group shall be considered to be top-heavy if, as of the applicable determination dates, the sum of the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans in such group and the aggregate value of the accounts of Key Employees under all defined contribution plans in such group exceed sixty percent (60%) of the sum of such values for all Employees participating in or eligible for participation in such plans.
(a)    The applicable determination date for each plan shall be the last day of its plan year which immediately precedes the plan year for which such plan is being tested or, in the case of a new plan, the last day of its first plan year.
(b)    The present value of accrued benefits of Employees under each defined benefit plan shall be determined as of the plan’s most recent valuation date within the twelve (12) month period ending on the determination date (or, in the case of a new plan, as of the determination date) and shall be based upon the assumption that each Employee terminated his or her Service on the determination date with a fully vested accrued benefit on such date and elected a lump sum distribution in an amount equal to the present value of such benefit based upon the actuarial assumptions, mortality rates and assumed earnings used to maintain the plan’s minimum funding account as defined in Section 412 of the Code. If the plans in the required aggregation group use different actuarial assumptions for purposes of determining the present value of cumulative accrued benefits, (i) for Key Employees, the actuarial assumptions used shall be the actuarial funding assumptions used to maintain the funding standard account under a selected plan in the required aggregation group, computed as if the Member voluntarily terminated Service as of the most recent valuation date, and (ii) for Members who are not Key Employees, the actuarial assumptions used shall be such assumptions so that the benefit shall accrue not more rapidly than the slowest accrual rate permitted under Section 411(b)(1)(C) of the Code.
(c)    With respect to a defined contribution plan which is included in the required aggregation group or permissive aggregation group, the sum of a Member’s aggregate value of account balances attributable to employer and employee contributions under such plans as of the most recent valuation date under the plan ending within the twelve (12) month period ending on the applicable determination date shall be adjusted for contributions due as of such determination date. If the Plan is not subject to the funding requirements of Section 412 of the Code, the adjustment is the amount of contributions actually made after the valuation date and on or before the determination date and, in the first plan year of any plan, also shall include contributions allocated as of a date in such plan year but made after the determination date. If a plan is subject to the funding requirements of Section 412 of the Code, a Member’s account balance shall include contributions not yet required to be contributed, but which would be allocated as of a date not later than the determination date, and the adjustment shall reflect any contributions made or due after the valuation date but prior to the expiration of the extended payment period of Section 412(c)(10) of the Code.
(d)    Present value shall also include any related rollovers and transfers. A determination as to whether a rollover or transfer is related or unrelated shall be made in accordance with the Code and applicable Treasury Regulations.
(e)    The present values of accrued benefits and the values of accounts used in the sixty percent (60%) calculation described herein shall be increased by all distributions made within the five (5) year period ending on the determination date to Employees covered by plans in the aggregation group.
(f)    Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.
(g)    Notwithstanding the foregoing, the present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the plan and any plan aggregated with the plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated  plan which, had it not been terminated, would have been aggregated with the plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period." The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.
SECTION 17.4.   Key Employee The term key employee means any employee or former employee (including any deceased employee) who at any time during the plan year that includes the determination date was an officer of the employer having annual compensation greater than $ 130,000 (as adjusted under Section 416(i)(1) of  the Code for plan years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $ 150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.
SECTION 17.5.   Non-key Employee A non-key Employee shall be any Employee who is not a Key Employee.

SECTION 17.6.   Minimum Benefit Provision In the event the Plan becomes top-heavy for any Plan Year, all plans in the required aggregation group will also be top-heavy for such year and all non-key Employees will be participating in more than one (1) top-heavy plan. In such event there shall be provided to each non-key Employee a minimum benefit under this Plan equal to:
(a)    an annual retirement benefit (with no ancillary benefits) commencing at normal retirement at or after age sixty-five (65) equal to three percent (3%) of his or her average annual compensation for each Year of Service from and after December 31, 1983 during which the Prior Plan or The Dun & Bradstreet Retirement Account was top-heavy, excluding any such Service in excess of ten (10) years; minus
(b)    the amount of such retirement benefit which could be purchased for such Employee by application of all amounts allocated to his or her accounts under each defined contribution plan of the Company or an Affiliated Employer as the result of Employer contributions and forfeitures for all Plan Years during which such Employee was a participant, but excluding any such allocations which were forfeited by such Employee. The determination of the amount of such retirement benefit which could be purchased for each non-key Employee shall be made by the Company’s independent actuaries as of the date of such Employee’s termination of Service and shall utilize the earnings and actuarial assumptions most recently published by the Pension Benefit Guaranty Corporation.
(c)    Average annual compensation of a non-key Employee for purposes of the foregoing shall mean his or her average annual aggregate compensation, as determined under Section 415(c)(3) of the Code, for the five (5) consecutive years of his or her Service resulting in the highest such average, or for the actual years of his or her Service if fewer than five (5). For purposes hereof, the term average annual compensation shall not include such compensation after the last Plan Year in which a plan is a top-heavy plan or a super top-heavy plan.
Any benefit which is payable as other than a life annuity, or which commences at other than the Member’s Normal Retirement Date shall be adjusted to an amount which is actuarially equivalent to such benefit. For purposes hereof, such Actuarially Equivalent determination shall be based on such actuarial assumptions set forth in Section 1.2.
SECTION 17.7.   Vesting Provision Notwithstanding any provision in the Plan to the contrary, if the Plan becomes top-heavy in any Plan Year the accrued benefits of all Employees in active service from and after such year shall vest and become nonforfeitable after three (3) Years of Vesting Service. If the Plan is no longer top-heavy in a later Plan Year, the foregoing vesting schedule shall continue to apply with respect to all Employees having three (3) or more Years of Vesting Service, but shall no longer apply to Employees with less than three (3) Years of Vesting Service except to the extent their benefits have already vested by application of such schedule.
SECTION 17.8.   Interpretation The foregoing provisions of this Article 17 are intended to conform the Plan to the requirements of Section 416 of the Code and any regulations, rulings or other pronouncements issued pursuant thereto, and shall be construed accordingly. In the event that under any statute, regulation or ruling all or a portion of the conditions of this Section are no longer required for the Plan to comply with the requirements of Section 401 of the Code (or any other provisions with respect to qualification for tax exemption of retirement plans and trusts), to the extent possible such conditions shall become void and shall no longer apply without the necessity of an amendment to the Plan.
ARTICLE XVIII
MISCELLANEOUS

SECTION 18.1.   Limitation on Distributions Notwithstanding any provision of this Plan regarding payment to Beneficiaries or Members, or any other person, the Management Benefits and Compensation Committee may withhold payment to any person if the Management Benefits and Compensation Committee determines that such payment may expose the Plan to conflicting claims for payment. As a condition for any payments, the Management Benefits and Compensation Committee may require such consent, representations, releases, waivers or other information as it deems appropriate. To the extent required by law, the Management Benefits and Compensation Committee shall comply with the terms of any judgment or other judicial decree, order, settlement or agreement including, but not limited to, a “qualified domestic relations order,” as such term is defined in Code Section 414(p).
SECTION 18.2.   Exclusive Benefit; Limitation on Reversion of Contributions Except as provided in subsections (a) through (c) below, Employer contributions made under the Plan will be held for the exclusive benefit of Members or Beneficiaries and may not revert to the Employer.
(a)    A contribution made by the Employer under a mistake of fact may be returned to the Employer within one (1) year after it is contributed to the Plan.
(b)    A contribution conditioned on the Plan’s initial qualification under Sections 401(a) and 501(a) of the Code may be returned to the Employer, if the Plan does not qualify, within one (1) year after the date the Plan is denied qualification.
(c)    A contribution conditioned upon its deductibility under Section 404 of the Code may be returned, to the extent the deduction is disallowed, to the Employer within one (1) year after the disallowance.
The maximum contribution that may be returned to the Employer will not exceed the amount actually contributed to the Plan, or the value of such contribution on the date it is returned to the Employer, if less.
SECTION 18.3.   Voluntary Plan The Plan is purely voluntary on the part of the Employer and neither the establishment of the Plan nor any Plan amendment nor the creation of any fund or account, nor the payment of any benefits will be construed as giving any Employee or any person legal or equitable right against the Employer, any trustee or other agent, or the Management Benefits and Compensation Committee unless specifically provided for in this Plan or conferred by affirmative action of the Management Benefits and Compensation Committee or the Employer according to the terms and provisions of this Plan (or required by law). Such actions will not be construed as giving any Employee or Member the right to be retained in the service of the Employer. All Employees and/or Members will remain subject to discharge to the same extent as though this Plan had not been established.
SECTION 18.4.   Nonalienation of Benefits Members and Beneficiaries are entitled to all the benefits specifically set out under the terms of the Plan, but neither those benefits nor any of the property rights in the Plan are assignable or distributable to any creditor or other claimant of a Member or Beneficiary. A Member will not have the right to anticipate, assign, pledge, accelerate, or in any way dispose of or encumber any of the monies or benefits or other property that may be payable or become payable to such Member or his or her Beneficiary; provided, however, the Committee shall recognize and comply with a valid qualified domestic relations order, as defined in Section 414(p) of the Code.
SECTION 18.5.   Inability to Receive Benefits If the Management Benefits and Compensation Committee receives evidence that a person entitled to receive any payment under the Plan is physically or mentally incompetent to receive payment and to give a valid release, and another person or any institution is maintaining or has custody of such person, and no guardian, committee, or other representative of the estate of such person has been duly appointed by a court of competent jurisdiction, then any distribution made under the Plan may be made to such other person or institution. The release of such other person or institution will be a valid and complete discharge for the payment of such distribution.
SECTION 18.6.   Missing Persons If, after reasonable and diligent effort, the Management Benefits and Compensation Committee is unable to locate a Member, the distribution due such person will be forfeited after five (5) years. In the event that a distribution is due a Beneficiary and the Management Benefits and Compensation Committee, after reasonable and diligent effort, is unable to locate the Beneficiary, then (a) where a contingent Beneficiary has been designated in accordance with the terms of the Plan, the benefit shall be payable to the contingent Beneficiary, and such non-locatable Beneficiary shall have no further claim or interest hereunder, and (b) if no contingent Beneficiary has been designated or, if designated, the contingent Beneficiary cannot be located after reasonable and diligent effort, the distribution due such Beneficiary (or contingent Beneficiary) will be forfeited after five (5) years. If, however, such Member, Beneficiary or contingent Beneficiary, as the case may be, later files a claim for such benefit, the benefit will be reinstated without any interest earned thereon. Notification by certified or registered mail to the last known address of the Member, Beneficiary or contingent Beneficiary, as the case may be, will be deemed a reasonable and diligent effort to locate such person.
SECTION 18.7.   Limitation of Third Party Rights Nothing expressed or implied in the Plan is intended or will be construed to confer upon or give to any person, firm, or association other than the Employer, the Members or Beneficiaries, and their successors in interest, any right, remedy, or claim under or by reason of this Plan except pursuant to a “qualified domestic relations order,” as such term is defined in Code Section 414(p).
SECTION 18.8.   Invalid Provisions If any provision of this Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan.

The Plan will be construed and enforced as if the illegal and invalid provisions had never been included.
SECTION 18.9.   Use and Form of Words Whenever any words are used herein in the masculine gender, they will be construed as though they were also used in the feminine gender in all cases where that gender would apply, and vice versa. Whenever any words are used herein in the singular form, they will be construed as though they were also used in the plural form in all cases where the plural form would apply, and vice versa.
SECTION 18.10.   Headings Headings to Articles and Sections are inserted solely for convenience and reference, and in the case of any conflict, the text, rather than the headings, shall control.
SECTION 18.11.   Governing Law The Plan will be governed by and construed according to the federal law governing employee benefit plans qualified under the Code and according to the laws of the state of New York (where such laws are not preempted by federal law).
SECTION 18.12.   Funding-Related Benefit Restrictions
(a)    Limitations Applicable If the Plan’s Adjusted Funding Target Attainment Percentage Is Less Than 80 Percent or If the Company Is In Bankruptcy.
(1)    Limitations Applicable If the Plan’s Adjusted Funding Target Attainment Percentage Is Less Than 80 Percent, But Not Less Than 60 Percent. Notwithstanding any other provisions of the Plan, if the Plan’s adjusted funding target attainment percentage for a Plan Year is less than 80 percent (or would be less than 80 percent to the extent described in subparagraph (B) below) but is not less than 60 percent, then the limitations set forth in this Section 18.12(a)(1) apply.
(A)     50 Percent Limitation on Single Sum Payments, Other Accelerated Forms of Distribution, and Other Prohibited Payments. A Member or Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date on or after the applicable section 436 measurement date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment, unless the present value of the portion of the benefit that is being paid in a prohibited payment does not exceed the lesser of: (x) 50 percent of the present value of the benefit payable in the optional form of benefit that includes the prohibited payment; or (y) 100 percent of the PBGC maximum benefit guarantee amount (as defined in Section 1.436-1(d)(3)(iii)(C) of the Treasury Regulations). The limitation set forth in this Section 18.12(a)(1)(A) does not apply to any payment of a benefit which under Section 411(a)(11) of the Code may be immediately distributed without the consent of the Member. If an optional form of benefit that is otherwise available under the terms of the Plan is not available to a Member or Beneficiary as of the annuity starting date because of the application of the requirements of this Section 18.12(a)(1)(A), the Member or Beneficiary is permitted to elect to bifurcate the benefit into unrestricted and restricted portions (as described in Section 1.436-1(d)(3)(iii)(D) of the Treasury Regulations). The Member or Beneficiary may also elect any other optional form of benefit otherwise available under the Plan at that annuity starting date that would satisfy the 50 percent/PBGC maximum benefit guarantee amount limitation described in this Section 18.12(a)(1)(A), or may elect to defer the benefit in accordance with any general right to defer commencement of benefits under the Plan.
(B)     Plan Amendments Increasing Liability for Benefits. No amendment to the Plan that has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable shall take effect in a Plan Year if the adjusted funding target attainment percentage for the Plan Year is: (i) Less than 80 percent; or (ii) 80 percent or more, but would be less than 80 percent if the benefits attributable to the amendment were taken into account in determining the adjusted funding target attainment percentage. The limitation set forth in this Section 18.12(a)(1)(B) does not apply to any amendment to the Plan that provides a benefit increase under a Plan formula that is not based on compensation, provided that the rate of such increase does not exceed the contemporaneous rate of increase in the average wages of Members covered by the amendment.
(b)    Limitations Applicable If the Plan’s Adjusted Funding Target Attainment Percentage Is Less Than 60 Percent. Notwithstanding any other provisions of the Plan, if the Plan’s adjusted funding target attainment percentage for a Plan Year is less than 60 percent (or would be less than 60 percent to the extent described in Section 18.12(b)(2) below), then the limitations in this Section 18.12(b) apply.
(1)     Single Sums, Other Accelerated Forms of Distribution, and Other Prohibited Payments Not Permitted. A Member or Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date on or after the applicable section 436 measurement date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment. The limitation set forth in this Section 18.12(b)(1) does not apply to any payment of a benefit which under Section 411(a)(11) of the Code may be immediately distributed without the consent of the Member.
(2)     Shutdown Benefits and Other Unpredictable Contingent Event Benefits Not Permitted to Be Paid. An unpredictable contingent event benefit with respect to an unpredictable contingent event occurring during a Plan Year shall not be paid if the adjusted funding target attainment percentage for the Plan year is: (1) Less than 60 percent; or (2) 60 percent or more, but would be less than 60 percent if the adjusted funding target attainment percentage were redetermined applying an actuarial assumption that the likelihood of occurrence of the unpredictable contingent event during the Plan Year is 100 percent.
(3)    Benefit Accruals Frozen. Benefit accruals under the plan shall cease as of the applicable section 436 measurement date. In addition, if the Plan is required to cease benefit accruals under this Section 18.12(b)(3), then the Plan is not permitted to be amended in a manner that would increase the liabilities of the Plan by reason of an increase in benefits or establishment of new benefits.
(c)    Limitations Applicable If the Company Is In Bankruptcy. Notwithstanding any other provisions of the Plan, a Member or Beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date that occurs during any period in which the Company is a debtor in a case under title 11, United States Code, or similar Federal or State law, except for payments made within a Plan Year with an annuity starting date that occurs on or after the date on which the Plan’s enrolled actuary certifies that the Plan’s adjusted funding target attainment percentage for that Plan Year is not less than 100 percent. In addition, during such period in which the Company is a debtor, the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment, except for payments that occur on a date within a Plan year that is on or after the date on which the Plan’s enrolled actuary certifies that the Plan’s adjusted funding target attainment percentage for that Plan Year is not less than 100 percent. The limitation set forth in this paragraph does not apply to any payment of a benefit which under Section 411(a)(11) of the Code may be immediately distributed without the consent of the Member.
(d)    Provisions Applicable After Limitations Cease to Apply.
(1)     Resumption of Prohibited Payments. If a limitation on prohibited payments under Section 18.12(a), (b) or (c) applied to the Plan as of a section 436 measurement date, but that limit no longer applies to the Plan as of a later section 436 measurement date, then that limitation does not apply to benefits with annuity starting dates that are on or after that later section 436 measurement date.
(2)    Resumption of Benefit Accruals. If a limitation on benefit accruals under Section 18.12(b)(3) applied to the Plan as of a section 436 measurement date, but that limitation no longer applies to the plan as of a later section 436 measurement date, then benefit accruals shall resume prospectively and that limitation does not apply to benefit accruals that are based on service on or after that later section 436 measurement date, except as otherwise provided under the Plan. The Plan shall comply with the rules relating to partial years of participation and the prohibition on double proration under Department of Labor regulation 29 CFR § 2530.204-2(c) and (d).

(3)     Shutdown and Other Unpredictable Contingent Event Benefits. If an unpredictable contingent event benefit with respect to an unpredictable contingent event that occurs during the Plan Year is not permitted to be paid after the occurrence of the event because of the limitation of Section 18.12(b)(2), but is permitted to be paid later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary’s certification of the adjusted funding target attainment percentage for the Plan Year that meets the requirements of Section 1.436-1(g)(5)(ii)(B) of the Treasury Regulations), then that unpredictable contingent event benefit shall be paid, retroactive to the period that benefit would have been payable under the terms of the Plan (determined without regard to Section 18.12(b)(2)). If the unpredictable contingent event benefit does not become payable during the Plan Year in accordance with the preceding sentence, then the Plan is treated as if it does not provide for that benefit.
(4)     Treatment of Plan Amendments That Do Not Take Effect. If a Plan amendment does not take effect as of the effective date of the amendment because of the limitation of Section 18.12(a)(1)(B), but is permitted to take effect later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary’s certification of the adjusted funding target attainment percentage for the Plan Year that meets the requirements of Section 1.436-1(g)(5)(ii)(C) of the Treasury Regulations), then the Plan amendment must automatically take effect as of the first day of the Plan Year (or, if later, the original effective date of the amendment). If the Plan amendment cannot take effect during the same Plan Year, then it shall be treated as if it were never adopted, unless the Plan amendment provides otherwise.
(e)    Notice Requirement. Written notices required by Section 101(j) of ERISA shall be provided to Members and Beneficiaries within 30 days after certain specified dates if the Plan has become subject to a limitation described in Section 18.12(a), (b) or (c).
(f)    Methods to Avoid or Terminate Benefit Limitations. See Section 436(b)(2), (c)(2), (e)(2), and (f) of the Code and Section 1.436-1(f) of the Treasury Regulations for rules relating to employer contributions and other methods to avoid or terminate the application of the limitations set forth in Sections 18.12(a) through (c) for a Plan Year. In general, the methods the Company may use to avoid or terminate one or more of the benefit limitations under Section 18.12 (a) through (c) for a Plan Year include employer contributions and elections to increase the amount of Plan assets which are taken into account in determining the adjusted funding target attainment percentage, making an employer contribution that is specifically designated as a current year contribution that is made to avoid or terminate application of certain of the benefit limitations, or providing security to the Plan.
(g)    Special Rules.
(1)     Rules of Operation for Periods Prior to and After Certification of Plan’s Adjusted Funding Target Attainment Percentage.
(A)     In General. Section 436(h) of the Code and Section 1.436-1(h) of the Treasury Regulations set forth a series of presumptions that apply

(1) before the Plan’s enrolled actuary issues a certification of the Plan’s adjusted funding target attainment percentage for the Plan Year and (2) if the Plan’s enrolled actuary does not issue a certification of the Plan’s adjusted funding target attainment percentage for the Plan Year before the first day of the 10th month of the Plan year (or if the Plan’s enrolled actuary issues a range certification for the Plan Year pursuant to Section 1.436-1(h)(4)(ii) of the Treasury Regulations but does not issue a certification of the specific adjusted funding target attainment percentage for the Plan by the last day of the Plan Year). For any period during which a presumption under Section 436(h) of the Code and Section 1.436-1(h) of the Treasury Regulations applies to the Plan, the limitations under Sections 18.12(a) through (c) are applied to the Plan as if the adjusted funding target attainment percentage for the Plan Year were the presumed adjusted funding target attainment percentage determined under the rules of Section 436(h) of the Code and Section 1.436-1(h)(1), (2), or (3) of the Treasury Regulations. These presumptions are set forth in Section 18.12(g)(2) through (4).
(B)     Presumption of Continued Underfunding Beginning First Day of Plan Year. If a limitation under Section 18.12(a), (b) or (c) applied to the Plan on the last day of the preceding Plan Year, then, commencing on the first day of the current Plan year and continuing until the Plan’s enrolled actuary issues a certification of the adjusted funding target attainment percentage for the Plan for the current Plan year, or, if earlier, the date Section 18.12(g)(3) or Section 18.12(g)(4) applies to the Plan: (1) The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be the adjusted funding target attainment percentage in effect on the last day of the preceding Plan Year; and (2) The first day of the current Plan Year is a section 436 measurement date.
(C)     Presumption of Underfunding Beginning First Day of 4th Month. If the Plan’s enrolled actuary has not issued a certification of the adjusted funding target attainment percentage for the Plan Year before the first day of the 4th month of the Plan Year and the Plan’s adjusted funding target attainment percentage for the preceding Plan Year was either at least 60 percent but less than 70 percent or at least 80 percent but less than 90 percent, or is described in Section 1.436-1(h)(2)(ii) of the Treasury Regulations, then, commencing on the first day of the 4th month of the current Plan Year and continuing until the Plan’s enrolled actuary issues a certification of the adjusted funding target attainment percentage for the Plan for the current Plan Year, or, if earlier, the date Section 18.12(g)(4) applies to the Plan: (1) The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be the Plan’s adjusted funding target attainment percentage for the preceding Plan Year reduced by 10 percentage points; and (2) The first day of the 4th month of the current Plan Year is a section 436 measurement date.
(D)     Presumption of Underfunding On and After First Day of 10th Month. If the Plan’s enrolled actuary has not issued a certification of the adjusted funding target attainment percentage for the Plan Year before the first day of the 10th month of the Plan Year (or if the Plan’s enrolled actuary has issued a range certification for the Plan Year pursuant to Section 1.436-1(h)(4)(ii) of the Treasury Regulations but has not issued a certification of the specific adjusted funding target attainment percentage for the Plan by the last day of the Plan Year), then, commencing on the first day of the 10th month of the current Plan Year and continuing through the end of the Plan Year: (1) The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be less than 60 percent; and (2) The first day of the 10th month of the current Plan Year is a section 436 measurement date.
(2)     Plan Termination, Certain Frozen Plans, and Other Special Rules.
(A)     Plan Termination. The limitations on prohibited payments in Sections 18.12(a), (b) and (c) do not apply to prohibited payments that are made to carry out the termination of the Plan in accordance with applicable law. Any other limitations under this Section 18.12(a) do not cease to apply as a result of termination of the Plan.
(B)     Exception to Limitations on Prohibited Payments Under Certain Frozen Plans. The limitations on prohibited payments set forth in Sections 18.12(a), (b) and (c) do not apply for a Plan Year if the terms of the Plan, as in effect for the period beginning on September 1, 2005, and continuing through the end of the Plan Year, provide for no benefit accruals with respect to any Members. This Section 18.12(g)(2)(B) shall cease to apply as of the date any benefits accrue under the Plan or the date on which a Plan amendment that increases benefits takes effect.
(C)     Special Rules Relating to Unpredictable Contingent Event Benefits and Plan Amendments Increasing Benefit Liability. During any period in which none of the presumptions under Section 18.12(g)(1) apply to the Plan and the Plan’s enrolled actuary has not yet issued a certification of the Plan’s adjusted funding target attainment percentage for the Plan Year, the limitations under Section 18.12(a) and 18.12(b) shall be based on the inclusive presumed adjusted funding target attainment percentage for the Plan, calculated in accordance with the rules of Section 1.436-1(g)(2)(iii) of the Treasury Regulations.
(3)     Special Rules Under PRA 2010.
(A)     Payments Under Social Security Leveling Options. For purposes of determining whether the limitations under Section 18.12(a) or (b) apply to payments under a social security leveling option, within the meaning of Section 436(j)(3)(C)(i) of the Code, the adjusted funding target attainment percentage for a Plan Year shall be determined in accordance with the “Special Rule for Certain Years” under Section 436(j)(3) of the

Code and any Treasury Regulations or other published guidance thereunder issued by the Internal Revenue Service.
(B)    Limitation on Benefit Accruals. For purposes of determining whether the accrual limitation under Section 18.12(b)(3) applies to the Plan, the adjusted funding target attainment percentage for a Plan Year shall be determined in accordance with the “Special Rule for Certain Years” under Section 436(j)(3) of the Code (except as provided under section 203(b) of the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010, if applicable).
(4)     Interpretation of Provisions. The limitations imposed by this Section 18.12 shall be interpreted and administered in accordance with Section 436 of the Code and Section 1.436-1 of the Treasury Regulations.
(h)    Definitions. The definitions in the following Treasury Regulations apply for purposes of this Section 18.12: Section 1.436-1(j)(1) defining adjusted funding target attainment percentage; Section 1.436-1(j)(2) defining annuity starting date; Section 1.436-1(j)(6) defining prohibited payment; Section 1.436-1(j)(8) defining section 436 measurement date; and Section 1.436-1(j)(9) defining an unpredictable contingent event and an unpredictable contingent event benefit.
(i)    Effective Date. The rules in this Section 18.12 are effective for Plan Years beginning after December 31, 2007.

MOODY’S CORPORATION
RETIREMENT ACCOUNT

Amended and Restated as of January 1, 2021

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